SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Amendment No. 2

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

July     , 2014

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Superior Industries International, Inc., which will be held at the Airtel Plaza Hotel located at 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, August 15, 2014 at 10:00 a.m. Pacific Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of 2014 Annual Meeting of Shareholders and the accompanying Proxy Statement. You should also have received a WHITE proxy card or voting instructions form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors.

You should know that GAMCO Asset Management, Inc., a subsidiary of GAMCO Investors, Inc. (“GAMCO”) has proposed three alternative nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. Our Board of Directors unanimously opposes the election of GAMCO’s nominees for election at the Annual Meeting. Our Board of Directors is deeply committed to Superior, its shareholders and the creation and enhancement of shareholder value. In our Board of Directors’ opinion, the election of GAMCO’s nominees for election at the Annual Meeting is not in the best interests of Superior and its shareholders. We strongly urge you to not return, and simply throw away, the BLUE proxy card sent to you by GAMCO and vote for our Board of Director nominees and on the other matters to be voted on at the Annual Meeting using the enclosed WHITE proxy card.

It is important that your shares be represented at the Annual Meeting whether or not you plan to attend. Accordingly, we hope you will read the attached proxy statement carefully and vote FOR the election of each of the nominees nominated by our Board of Directors by promptly submitting the enclosed WHITE proxy card or voting instruction form. If you have previously submitted a BLUE proxy card sent by GAMCO, its affiliates or another party, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted.

Thank you for your ongoing support of, and continued interest in, Superior Industries International, Inc.

/s/ Donald J. Stebbins

Donald J. Stebbins
President and Chief Executive Officer

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

7800 Woodley Avenue

Van Nuys, California 91406

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 15, 2014

NOTICE IS GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Superior Industries International, Inc. (“Superior” or the “Company”), will be held at the Airtel Plaza Hotel located at 7277 Valjean Avenue, Van Nuys, California 91406, on August 15, 2014 at 10:00 a.m. Pacific Time for the following purposes:

(1)	To elect the following four nominees to the Board of Directors: Donald J. Stebbins, James S. McElya, Francisco S. Uranga, and Paul J. Humphries;
(2)	To approve, in a non-binding advisory vote, executive compensation;
(3)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014; and
(4)	To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof is June 26, 2014 (the “Record Date”). Your vote is important.

SUPERIOR HAS RECEIVED A NOTICE FROM GAMCO ASSET MANAGEMENT, INC., A SUBSIDIARY OF GAMCO INVESTORS, INC. REGARDING ITS INTENT TO NOMINATE THREE ALTERNATIVE NOMINEES FOR ELECTION AT THE ANNUAL MEETING IN OPPOSITION TO THE NOMINEES RECOMMENDED BY OUR BOARD OF DIRECTORS. YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE ELECTION OF GAMCO’S NOMINEES FOR ELECTION AT THE ANNUAL MEETING, AND RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOUR DIRECTOR NOMINEES NAMED IN THE ENCLOSED PROXY STATEMENT AND ON THE ENCLOSED WHITE PROXY CARD. YOUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN THE BLUE PROXY CARD(S) THAT YOU MAY RECEIVE FROM GAMCO, ITS AFFILIATES OR ANY OTHER PARTY. TO VOTE FOR ALL OF THE SUPERIOR BOARD OF DIRECTORS’ NOMINEES, YOU MUST VOTE AND RETURN THE WHITE PROXY CARD. IF YOU PREVIOUSLY SIGNED A BLUE PROXY CARD SENT TO YOU BY GAMCO, ITS AFFILIATES OR ANY OTHER PARTY IN RESPECT OF THE ANNUAL MEETING, YOU CAN REVOKE IT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD.

You may vote “FOR” the Board’s nominees by telephone or Internet by following the instructions included on the WHITE proxy card included with your materials or by completing, signing, dating, and returning the enclosed WHITE proxy card prior to the Annual Meeting.

The Company’s Annual Report to Shareholders for the year ended December 29, 2013 is enclosed with this notice. The following proxy statement and enclosed WHITE proxy card are being sent to each shareholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign the WHITE proxy card and return it in the enclosed postage paid envelope. The giving of this WHITE proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the WHITE proxy card promptly to avoid the expense of additional proxy solicitation. If you are a shareholder who owns shares through a broker or other nominee and plan to vote at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Annual Meeting and provide a valid picture identification.

If you have any questions about the attached proxy or require assistance in voting your shares on the WHITE proxy card or voting instruction form, or need additional copies of Superior’s proxy materials, please contact our proxy solicitor assisting us with the Annual Meeting toll free at 1-800-322-2885.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Paula Winner Barnett

Paula Winner Barnett
Secretary

Van Nuys, California

July    , 2014

-i-

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

7800 Woodley Avenue

Van Nuys, California 91406

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Superior Industries International, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 10:00 a.m. Pacific Time on Friday, August 15, 2014, at the Airtel Plaza Hotel which is located at 7277 Valjean Avenue, Van Nuys, California 91406, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first sent on or about July   , 2014 to shareholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2014 ANNUAL MEETING TO BE HELD ON AUGUST 15, 2014

We are providing you access to this proxy statement, the accompanying form of WHITE proxy card and our annual report on Form 10-K for the fiscal year ended December 29, 2013 both by sending you these proxy materials and by notifying you of the availability of these proxy materials on the Internet. These proxy materials are available on the internet at: www.proxyvote.com.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

•	To elect the following four nominees to the Board of Directors: Donald J. Stebbins, James S. McElya, Francisco S. Uranga and Paul J. Humphries (Proposal No. 1);
•	To approve, in a non-binding advisory vote, executive compensation (Proposal No. 2);
•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014 (Proposal No. 3); and
•	To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” all nominees to the Board (Proposal No. 1);

•	“FOR” the approval of Superior’s executive compensation (Proposal No. 2); and

•	“FOR” ratification of the appointment of Deloitte & Touche LLP as Superior’s independent registered public accounting firm for the fiscal year ending December 28, 2014 (Proposal No. 3).

Will other candidates be nominated for election as directors at the 2014 Annual Meeting in opposition to the Board’s nominees?

Yes. GAMCO, a stockholder of the Company, has notified us that it intends to nominate three persons for election as directors to the Superior Board of Directors at the 2014 Annual Meeting in opposition to the nominees recommended by Superior’s Board. Superior’s Board of Directors does NOT endorse any nominee of GAMCO and unanimously recommends that you vote FOR ALL of the nominees proposed by Superior’s Board by using the WHITE proxy card accompanying this proxy statement. The Board of Directors is deeply committed to Superior, its shareholders and the creation and enhancement of shareholder value. The Board believes that the election of GAMCO’s nominees at the Annual Meeting is not in the best interests of Superior and its shareholders. If GAMCO proceeds with its proposed director nominees, you may receive proxy materials from GAMCO. Superior is not responsible for the accuracy of any information contained in any proxy solicitation materials used by GAMCO or any other statements that it may otherwise make. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885.

What should I do if I receive a BLUE proxy card from GAMCO?

Director nominations made by any party other than Superior are NOT endorsed by the Board of Directors. The Board recommends that you DO NOT sign or return the BLUE proxy card that may be sent to you by GAMCO or another party. Voting against these other nominees on the BLUE proxy card that they send you is NOT the same as voting for the Board’s nominees. If you submit a proxy card other than the WHITE proxy card, you may revoke that proxy by voting your proxy “FOR” the Board of Director’s nominees by telephone or the Internet by following the instructions on the WHITE proxy card or by completing, signing, dating, and returning the enclosed WHITE proxy card prior to the Annual Meeting.

Only the latest validly executed proxy that you submit will be counted.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Superior has adopted an SEC-approved procedure called “householding.” Under this procedure, Superior delivers proxy materials to multiple shareholders who share the same address unless Superior has received contrary instructions from one or more of the shareholders. This procedure potentially means extra convenience for shareholders, reduces Superior’s printing and mailing costs, and the environmental impact of its Annual Meetings. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, Superior will deliver promptly a separate copy of the proxy statement and annual report to any shareholder at a shared address to which Superior delivered a single copy of the proxy materials.

To receive free of charge a separate copy of the proxy materials, shareholders may contact Superior’s Secretary at 7800 Woodley Avenue, Van Nuys, CA 91406 or (818) 781-4973.

Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

Superior’s proxy materials are also available at www.proxyvote.com. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

Who is entitled to vote?

To be able to vote, you must have been a shareholder on June 26, 2014, the Record Date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 26,912,102 shares of Superior common stock were issued and outstanding.

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How many votes do I have?

Each holder of record of Superior common stock will be entitled to one vote on each matter for each share of common stock held on the Record Date.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with Superior’s transfer agent, Registrar and Transfer Company (“RTC”), you are considered the shareholder of record with respect to those shares, and the proxy materials were sent directly to you by Superior.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.

If I am a shareholder of record of Superior’s shares, how do I vote?

If you are a shareholder of record, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting by requesting a ballot from an usher when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of stock ownership as of the Record Date.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions included on the WHITE proxy card included with your materials.

•	By Telephone. You may vote by proxy by calling the toll free number found on the WHITE proxy card included with your materials.

•	By Mail. You may vote by proxy by filling out the WHITE proxy card and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification such as a driver’s license or passport. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions included on the WHITE voting instruction form. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•	By Telephone. You may vote by proxy by calling the toll free number found on the WHITE voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•	By Mail. You will receive a voting instruction form and you may vote by proxy by filling out the WHITE voting instruction form and returning it in the envelope provided.

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What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Accordingly, 13,456,052 shares representing votes must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or
•	Sign and return a WHITE proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and, in accordance with applicable law, as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

Typically, “non-routine” matters include election of directors (Proposal No. 1) and the non-binding advisory vote on executive compensation (Proposal No. 2) and “routine” matters include ratification of the appointment of independent auditors (Proposal Nol. 3). If GAMCO files definitive proxy materials to contest the election of the Company’s director nominees, then, under applicable exchange rules, all of the proposals in this proxy statement will be non-routine matters, and therefore brokers will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

With respect to Proposal No. 1, the election of directors is determined by plurality voting meaning that the four persons receiving the largest number of “yes” votes will be elected as directors. Under California law, since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have no effect on the election of directors. Proxies may not be voted for more than the four directors and shareholders may not cumulate votes in the election of directors.

In an uncontested election, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee and the Board of Directors must then decide whether or not to accept the tendered resignation, culminating with a public disclosure explaining the Board of Director’s decision and decision-making process. In a contested election, which will be the case if the nomination of any of the nominees proposed by GAMCO is properly presented at the Annual Meeting, should any of the Company nominees fail to receive the vote required to be elected, the term of his or her service as a director will end on the date the voting results are determined pursuant to California law.

Approval of Proposals No. 2 and No. 3 requires (i) the affirmative vote of a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum.

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What is a broker non-vote?

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on the election of directors and on other certain non-routine matters, and accordingly may not vote on such matters absent instructions from the beneficial holder. If you hold your shares in “street name” or through a broker it is important that you give your broker your voting instructions.

If GAMCO files definitive proxy materials to contest the election of the Company’s director nominees, then brokers will not be permitted to vote your shares with respect to any proposals at the Annual Meeting without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. The WHITE voting instruction forms provided by your bank, broker or other nominee will also include information about how to submit your proxy over the Internet or telephonically, if such options are available. Please return your completed WHITE proxy card or voting instruction form to your broker and contact the person responsible for your account or submit your proxy by internet or telephone so that your vote can be counted.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

With respect to the election of directors (Proposal No. 1), under plurality voting, broker non-votes and abstentions would have no effect on the election of directors.

With respect to each of the other proposals (Proposals No. 2 and No. 3), (i) broker non-votes and abstentions will not affect the outcome requiring an affirmative vote of a majority of the shares represented and voting at the Annual Meeting, however, (ii) broker non-votes and abstentions will have the effect of a vote against the proposal with respect to the additional requirement that shares voting affirmatively also constitute at least a majority of the required quorum.

In order to minimize the number of broker non-votes, Superior encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the voting instruction form.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to Superior’s Secretary at 7800 Woodley Avenue, Van Nuys, California, 91406 prior to the Annual Meeting.

If you vote using the BLUE proxy card sent to you by GAMCO, you can subsequently revoke it by signing, dating and returning the enclosed WHITE proxy card or voting instruction form in the postage-paid envelope provided or by submitting your proxy by telephone or by Internet by following the instructions on the WHITE proxy card or voting instruction form. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

Who will serve as the inspector of election?

IVS Associates, Inc., will serve as the inspector of election.

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Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. Superior will publish the final voting results in a Current Report on Form 8-K, which Superior is required to file with the SEC following the Annual Meeting.

Who is paying the costs of this proxy solicitation?

Superior is paying the costs of the solicitation of proxies. Superior has retained MacKenzie Partners, Inc. to assist in obtaining proxies by mail, facsimile, telephone or email from brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to a fee of approximately $100,000 plus out-of-pocket expenses. MacKenzie Partners, Inc. may be contacted at (800) 322-2885. Superior may also reimburse brokerage firms, banks, broker-dealers or other similar organizations for the cost of forwarding proxy materials to beneficial owners. In addition, certain of Superior’s directors, officers and regular employees, without additional compensation, may solicit proxies on Superior’s behalf in person, by telephone, by fax or by electronic mail. See “Proxy Solicitation and Costs” in this proxy statement for further information.

How can I attend the Annual Meeting?

Only shareholders as of the Record Date are entitled to attend the Annual Meeting. Each shareholder must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2015 Annual Meeting of shareholders?

Requirements for Shareholder Proposals to Be Considered for Inclusion in Superior’s Proxy Materials. Proposals that a shareholder intends to present at the 2015 Annual Meeting of shareholders and wishes to be considered for inclusion in Superior’s proxy statement and form of proxy relating to the 2015 Annual Meeting of shareholders must be received no later than                       (the date that is 120 calendar days before the one year anniversary date of Superior’s proxy statement released to shareholders for this Annual Meeting). However, if the 2015 Annual Meeting date has changed more than 30 days from this year’s meeting, then the deadline is a reasonable time before we begin to print and send out proxy materials. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to Superior’s Secretary by mail at 7800 Woodley Avenue, Van Nuys, CA 91406.

Requirements for Other Shareholder Proposals to Be Brought Before the 2015 Annual Meeting of Shareholders and Director Nominations. Our bylaws provide that any nomination of one or more persons for election as a director be made at least 120 days in advance of such meeting. The notice must set forth the information required by the Company’s bylaws with respect to each director nomination that the shareholder intends to present at the 2015 Annual Meeting. Notice of any other proposal that a shareholder intends to present at the 2015 Annual Meeting of shareholders, but does not intend to have included in Superior’s proxy statement and form of proxy relating to the 2015 Annual Meeting of shareholders, must be submitted not later than the close of business on                      (the date that is 45 days before the one year anniversary on which Superior first sent its proxy materials for this Annual Meeting); however, if the date of the 2015 Annual Meeting has changed more than 30 days from this year’s meeting, then notice must be received a reasonable time before we send our proxy materials. The proxy solicited by the Board of Directors for the 2015 Annual Meeting will confer discretionary voting authority with respect to any proposal presented by a shareholder at that meeting for which Superior has not been provided with timely notice, or, even if there is timely notice, the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934, as amended. Notices must be delivered to Superior’s Secretary by mail at 7800 Woodley Avenue, Van Nuys, CA 91406.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

Although the authorized number of directors is presently seven, only four directors are to be elected to the Board of Directors at the Annual Meeting because Superior is currently in the process of eliminating the classification of the Board of Directors, which will be completed for the 2015 Annual Meeting. When re-elected, directors will stand for election at each Annual Meeting for one-year terms. Proxies cannot be voted for a greater number of persons than the nominees named. The names of persons who are nominees for director and their current positions and offices with Superior are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed.

In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the election of a substitute nominee(s) proposed by the Nomination and Corporate Governance Committee of the Board of Directors. If any such substitute nominee(s) are designated, we will file an amended proxy statement and WHITE proxy card that identifies the substitute nominee(s) and provide information required by the rules of the Securities and Exchange Commission. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

Director Nominees

Each of the nominees for director has been nominated for election by the Board of Directors upon recommendation by the Nomination and Corporate Governance Committee and has consented to serve if elected. When a member of the Nominating and Corporate Governance Committee is under consideration for nomination, the nominee typically recuses himself or herself from the discussion and abstains from the voting on the recommendation. The Board of Directors appointed James S. McElya to the Board of Directors in December 2013 upon the recommendation of the Nomination and Corporate Governance Committee. Mr. McElya as well as Paul J Humphries, who is a Director nominee listed below, were brought to the attention of the Nomination and Corporate Governance Committee as potential candidates by a third-party search firm.

Nominees	Age	Positions
Donald J. Stebbins	56	President and Chief Executive Officer, Director
James S. McElya (1)	66	Director
Francisco S. Uranga (1)(2)	50	Director
Paul J. Humphries	59	Nominee

______________________________________

(1) Member of Compensation and Benefits Committee

(2) Member of Nominating and Corporate Governance Committee

Business Experience and Qualifications of Nominees

Donald J. Stebbins was appointed to the Board of Directors effective May 5, 2014. Mr. Stebbins was also appointed as the Company’s President and Chief Executive Officer effective May 5, 2014. He was previously Chairman, President and Chief Executive Officer of Visteon Corporation (NYSE:VC), a global supplier of automotive systems, modules and components to global automotive original equipment manufacturers, from December 1, 2008 through August 2012. Mr. Stebbins was a member of the Board of Directors of Visteon from December 2006 through August 2012. Prior to that, Mr. Stebbins was Visteon’s President and Chief Executive Officer from June 2008 through November 2008, and its President and Chief Operating Officer from May 2005 through May 2008. Before joining Visteon, Mr. Stebbins served as President and Chief Operating Officer of operations in Europe, Asia and Africa for Lear Corporation, a supplier of automotive seating and electrical distribution systems, since August 2004, President and Chief Operating Officer of Lear’s operations in the Americas since September 2001, and prior to that as Lear’s Chief Financial Officer. Mr. Stebbins is also a director of WABCO Holdings (NYSE: WBC). Mr. Stebbins has a MBA from the University of Michigan and a BS in Finance from Miami University. Since leaving Visteon in 2012, Mr. Stebbins has provided consulting services for several private equity firms. Mr. Stebbins has more than 27 years of leadership experience in global operations and finance, including over 18 years of experience in the automotive supplier industry. Mr. Stebbins was appointed to Superior’s Board of Directors based on the entirety of his experience and skills, including in particular his significant experience in the automotive industry.

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James S. McElya has been a member of our Board since December 2013. Mr. McElya is currently chairman of the board of directors of Affinia Group Intermediate Holdings Inc. Until 2013, Mr. McElya was chairman of the board of directors and, until 2012, chief executive officer of Cooper Standard Holdings Inc. Previously, he had served as president of Cooper-Standard Automotive, the principal operating company of Cooper Standard Holdings, and as corporate vice president of Cooper Tire & Rubber Company, the parent company of Cooper Standard, until 2004. Mr. McElya has also served as President of Siebe Automotive Worldwide and over a 22-year period held various senior management positions with Handy & Harman. Mr. McElya is a past chairman of the Motor Equipment Manufacturers Association (MEMA) and a past chairman of the board of directors of the Original Equipment Supplier Association (OESA). Mr. McElya brings to the Board his expertise in the automotive industry as well as leadership experience, including his services as the chief executive officer of a public company. He contributes leadership and strategy experience combined with operation and management expertise. Mr. McElya serves on our Compensation and Benefits Committee.

Francisco S. Uranga has been a member of our Board since 2007. Mr. Uranga is Corporate Vice President and Chief Business Operations Officer for Latin America at Taiwan-based Foxconn Electronics, Inc., the largest electronic manufacturing services company in the world, a position he has held since 2004. In this position Mr. Uranga is responsible in Latin America for government relations, regulatory affairs, incentives, tax and duties, legal, customs, immigration, and land and construction issues. From 1998 to 2004, he served as Secretary of Industrial Development for the state government of Chihuahua, Mexico. Previously, Mr. Uranga was Deputy Chief of Staff and then Chief of Staff for Mexican Commerce and Trade Secretary Herminio Blanco, where he actively participated in implementing the North American Free Trade Agreement and in negotiating key agreements for the Mexican government as part of the country's trade liberalization. Earlier, Mr. Uranga was Sales and Marketing Manager for American Industries International Corporation. He earned a B.B.A. in Marketing from the University of Texas at El Paso and a Diploma in English as a Second Language from Brigham Young University. Since July 2012, Mr. Uranga has served on the board of directors of Corporación Inmobiliaria Vesta, a public company traded on the Mexican Stock Exchange. Mr. Uranga brings to the Board expertise in Mexican-American relations, operations and regulatory compliance. Mr. Uranga serves on both the Compensation and Benefits Committee and Nominating and Corporate Governance Committee.

Paul J. Humphries is the President of High Reliability Solutions a business group at Flextronics International Inc. (NASDAQ: FLEX), a global end-to-end supply chain solutions company that serves the energy, medical, automotive and aerospace and defense markets, a position he has held since 2011. From 2006 to 2011, Mr. Humphries served as Executive Vice President of Human Resources at Flextronics. In that capacity, he led Flextronics’ global human resources organization, programs and related functions including global loss prevention, environmental compliance and management systems. Mr. Humphries joined Flextronics with the acquisition of Chatham Technologies Incorporated in April 2000. While at Chatham Technologies, he served as Senior Vice President of Global Operations. Prior to that, Mr. Humphries held several senior management positions at Allied Signal, Inc. (NYSE: ALD) and its successor Honeywell Inc. (NYSE: HON), BorgWarner Inc. (NYSE: BWA) and Ford Motor Company (NYSE: F). Mr. Humphries has a bachelor’s degree (Hons) in applied social studies from Lanchester Polytechnic (now Coventry University) and post-graduate certification in human resources management from West Glamorgan Institute of Higher Education. Mr. Humphries has extensive experience in the automotive supplier industry and senior level management experience with multinational public companies adding expertise in strategy, growth, human resources and global operations.

Vote Required

The election of directors is determined by plurality voting meaning that the four persons receiving the largest number of “yes” votes will be elected as directors. You may vote in favor of any or all of the nominees or you may withhold your vote as to any or all of the nominees. Also refer to “What is the voting requirement to approve each proposal?” above for a discussion of the Company’s policy in its Corporate Governance Guidelines for election of directors. Because a shareholder is nominating alternative nominees for director (as discussed below), the number of nominees for director exceeds the number of directors to be elected. Consequently, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected as directors. Proxies may not be voted for more than the four directors and shareholders may not cumulate votes in the election of directors. If you hold shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote so that your vote can be counted on this proposal.

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Recommendation of the Board of Directors

We believe our four director nominees have the professional and leadership experience, industry knowledge, commitment, diversity of skills and ability to work in a collaborative manner necessary to execute our strategic plans. The Board does not believe the nominees proposed by GAMCO add any relevant automotive public company or operational industry skills to the Board, which has recently been modified with two new members. We believe the election of the Company’s four nominees named in Proposal No. 1 and on the enclosed WHITE proxy card best position the Company to deliver value to and represent the interests of all Company shareholders.

T he Board of Directors unanimously recommends a vote “FOR” its four nominees for election as Director on the enclosed WHITE proxy card, and urges you NOT to sign or return the BLUE proxy card(s) that you may receive from GAMCO, its affiliates or any other party.

Other Current Directors

The following list provides information with respect to the other directors currently serving on the Board of Directors of Superior. Except for Sheldon I. Ausman whose term expires at this Annual Meeting and is not standing for re-election, the terms for the directors below will expire at our 2015 annual meeting of shareholders.

Directors	Age	Position
Sheldon I. Ausman (1)(2)	80	Director
Philip W. Colburn (1)(3)	85	Director
Margaret S. Dano (1)(3)	54	Director
Timothy C. McQuay (1)(2)	62	Director

______________________________________

(1) Member of Audit Committee

(2) Member of Compensation and Benefits Committee

(3) Member of Nominating and Corporate Governance Committee

Business Experience and Qualifications of Other Current Directors

Sheldon I. Ausman has been a member of our Board since 1991. Mr. Ausman’s term as a director will expire at this Annual Meeting. For 34 years, Mr. Ausman was with the international firm of Arthur Andersen, accountants and auditors. He retired in 1989 as the Managing Partner of the Southwest United States, Australia, and New Zealand offices. He also served as a member of the firm’s Board of Partners and various other committees. Subsequent to retiring from Arthur Andersen, Mr. Ausman served on the Board of Northern Trust Bank of California and was a director of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the telecommunications industry. He currently is a Principal of Gumbiner Savett, Inc., a regional public accounting firm, a position he has held since 2005. In addition, he is a director of several nonprofit and privately-owned companies. From 2007 to 2010, Mr. Ausman served as our Lead Director. He brings to our Board expertise in strategic transactions, accounting, financial reporting, and audit of manufacturing companies. Mr. Ausman chairs our Audit Committee and serves on our Compensation and Benefits Committee.

Philip W. Colburn has been a member of our Board since 1990. Mr. Colburn has more than 40 years of business experience as an entrepreneur, senior executive, CEO and Chairman of privately held and public companies. Mr. Colburn retired as the Chairman of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the global telecommunications industry, in July 2003. He held this position since 1988. He also served as CEO of the company from 1988 to 1993. A CPA, Mr. Colburn has a B.S. from UCLA in Finance and a Masters in Economics from the University of Denver. Mr. Colburn has been a director of nine different public companies. He has expertise in senior management, finance, management of foreign and domestic automotive operations, and transactional negotiation and brings this experience and insight to the Board. Mr. Colburn serves on our Audit and Nominating and Corporate Governance Committees.

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Margaret S. Dano has been a member of our Board since 2007, has been our Lead Director since 2010, and has served as our Chairman since March 31, 2014. Ms. Dano brings to this position over 30 years of experience in large, industry leading companies. Ms. Dano was Vice President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International, Inc., from June 2002 until her retirement from that position in 2005. From April 2002 to June 2002, she was Vice President, Global Operations, Automation and Controls Solutions of Honeywell. She was Vice President, Supply Chain, Office Products of Avery Dennison Corporation from January 1999 to April 2002, and was Avery Dennison’s Vice President, Corporate Manufacturing and Engineering from 1997 to 1999. Previously, she was Vice President, Operations Accessories, North America, of Black & Decker Corporation, and she served as a Program Manager, Product Manager and Plant Manager for General Electric Corporation for a five-year period in the early 1990s. Ms. Dano received a B.S.M.E. in mechanical-electrical engineering from the General Motors Institute of Technology and Management. She is currently the Lead Director and a member of the Compensation Committee for Industrial Container Services, Inc. and a member of the Audit, Compensation and Governance committees of Douglas Dynamics, Inc. She has served on the Board, Audit, Compensation and Governance committees of Fleetwood Enterprises, and the Board, Lead Director and Chair of the Compensation Committee for Anthony International. Ms. Dano brings expertise in strategic planning, product management, start-up and global operations, and cost and quality improvements to our Board. Ms. Dano chairs our Nominating and Corporate Governance Committee and serves on our Audit Committee.

Timothy C. McQuay has served on our Board since 2011. Mr. McQuay brings with him nearly 30 years of financial advisory experience to the Board. He has served as Managing Director, Investment Banking with Noble Financial Capital Markets, an investment banking firm, since November 2011. Previously, he served as Managing Director, Investment Banking with B. Riley & Co., an investment banking firm, from September 2008 to November 2011. From August 1997 to December 2007, he served as Managing Director – Investment Banking at A.G. Edwards & Sons, Inc. From May 1995 to August 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co. and from October 1994 to August 1997 he also served as Managing Director of Corporate Finance. From May 1993 to October 1994, Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a New York Stock Exchange listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay served as Managing Director of Merchant Banking with Union Bank. Mr. McQuay received an A.B. degree in economics from Princeton University and a M.B.A. degree in finance from the University of California at Los Angeles. He also serves as the Chairman of the Board of Directors of BSD Medical, Inc. and, until September 2013, as the Chairman of the Board of Meade Instruments Corp. Mr. McQuay’s qualifications to serve on the Board include, among others, his extensive business and financial experience and his public company board experience, which includes extensive experience on compensation and audit committees. Mr. McQuay also brings to the Board valuable insight into corporate finance, corporate strategy and risk management that he has gained from his 30 years of experience in the investment banking and financial services industries. Mr. McQuay chairs our Compensation and Benefits Committee and serves on our Audit Committee.

Notice of Other Possible Nominees

On January 13, 2014, we received a letter from one of our shareholders, GAMCO Asset Management, Inc., a wholly-owned subsidiary of GAMCO Investors, Inc. (“GAMCO”), expressing its intention to nominate Walter M. Schenker, Philip Blazek, and Ryan Morris for election as directors at the Annual Meeting. The nominations by GAMCO were made in compliance with the nomination procedures set forth in the Company’s bylaws.

Just last year, GAMCO waged a costly proxy contest against Superior, nominating Mr. Schenker for election as a director for our 2013 annual shareholder meeting. In connection with the 2013 GAMCO nomination, the Nominating and Corporate Governance Committee of the Board conducted an in-person interview of Mr. Schenker on January 31, 2013 and carefully reviewed other materials and information regarding his candidacy. The Board noted, based on the biographical information provided by GAMCO, that Mr. Schenker did not have any relevant automotive industry experience nor any public company experience and that his biography stated that he entered a settlement agreement with the United States Securities and Exchange Commission (SEC) in 2007, related to unregistered sales of “PIPE” securities where he neither admitted nor denied the SEC’s allegations against him. Based upon this evaluation, the Board’s judgment was that Mr. Schenker lacked the qualifications to serve on the Board of Directors and would not add to the diversity or quality of the Board of the Directors. After a vigorous proxy contest last year, Mr. Schenker was not elected by the shareholders to Superior’s Board of Directors. GAMCO is once again waging a proxy contest and once again nominating Mr. Schenker, in addition to Messrs. Blazek and Morris.

Prior to receiving GAMCO’s January letter, in November 2013, Steven Borick, our former Chairman and CEO, and Margaret Dano, our lead director, met with Mario Gabelli, Chairman and CEO of GAMCO, in New York. Mr. Gabelli offered his views regarding the Board, management and capital allocation; no specific discussions were had regarding a proxy contest. On December 5, 2013, GAMCO filed an amendment to its Schedule 13D presenting a shareholder proposal requesting a Dutch auction self-tender offer and indicating its intention to submit up to four nominees for director at our 2014 annual meeting. On June 27, 2014, GAMCO notified the Company that it is withdrawing its shareholder proposal.

After we received the January 13, 2014 letter from GAMCO, the Board of Directors carefully considered the nomination of Messrs. Schenker, Blazek and Morris. On March 10, 2014, we sent GAMCO a letter requesting to interview the GAMCO nominees, that the nominees complete our standard director’s and officers’s questionnaire and confirmation from the nominees that they will, if elected, comply with our code of conduct and other corporate governance policies. On March 17, 2014, GAMCO responded that neither interviews nor questionnaires are prerequisites for nomination to our board and would “only” make its nominees available to be interviewed or fill out standard questionnaires “after” we had reached a definitive settlement on the composition of the board (which at that point was not close to occurring and no such agreement has been reached). Each nominee also personally declined to be interviewed. Despite not receiving the requested information, the Board of Directors proceeded to thoroughly review the resumes of the GAMCO nominees (based on information provided by GAMCO) and conducted an analysis of each nominee (which, in Mr. Schenker’s case, included an interview with him last year).

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On February 12, 2014, our directors, James McElya and Philip Colburn, met with Mr. Gabelli and through June conducted several calls (along with Ms. Dano) with Mr. Gabelli and George Maldonado, Director of Proxy Voting Services of GAMCO, in an attempt to discuss and settle the proposed director nominations by GAMCO.

In our settlement discussions, we proposed settlements that would involve Superior appointing one of GAMCO’s nominees, and jointly agreeing on a second director (excluding the other GAMCO nominees) as well as possible share repurchase actions, such as open market purchases. GAMCO refused these proposals. Instead, GAMCO proposed that we accept two of its director nominees. GAMCO also dismissed any discussions about share repurchases as part of any settlement.

In April 2014 Superior named automotive industry veteran Donald J. Stebbins to be our new Chief Executive Officer and a member of Superior’s Board.  In May 2014, Mr. Stebbins and our Chief Financial Officer, Kerry A. Shiba, had routine investor relations meetings with a variety of investors, including GAMCO. The purpose of the meeting was to introduce Mr. Stebbins as the new CEO. There was no discussion regarding the proxy contest.

Our Board sought to continue discussions with GAMCO up until the filing of the preliminary version of this proxy statement along the lines discussed above, but these efforts have not been successful to date.

Since the January 13 letter, the Board of Directors has made significant changes. These include the appointment to the Board of our new CEO, Mr. Stebbins, the nomination to the Board of an additional independent director, Paul J. Humphries, the resignation of Mr. Steven Borick and the appointment of Ms. Dano as Chairman.  In addition, just prior to the January 13th letter, independent director James McElya joined the Board.

The Board of Directors believes that the Company’s nominees—Messrs. Stebbins, McElya, Uranga and Humphries—represent an extremely experienced slate of nominees—three of them new to the Company and all except the CEO are independent directors—and each with superior qualifications to those of any of the GAMCO nominees. In reaching this conclusion, the Board of Directors’s judgment was that the GAMCO nominees for director have no relevant automotive public company or operational industry experience to offer to create shareholder value.

If GAMCO proceeds with the solicitation of proxies or nominates Messrs. Blazek, Morris and Schenker for election as directors at the Annual Meeting, you will receive an opposing proxy statement and proxy card or other proxy solicitation materials from GAMCO. We are not responsible for the accuracy of any information provided by or relating to GAMCO contained in any proxy solicitation materials filed or disseminated by, or on behalf of, GAMCO or any other statements they may otherwise make.

The Board of Directors has not approved or endorsed the nomination of Messrs. Blazek, Morris and Schenker and strongly urges you not to sign or return the proxy card that GAMCO may send to you and to discard any proxy materials and proxy cards that you may receive from GAMCO. Superior believes that the breadth of relevant and diverse experience of the current Board of Directors, including the four current nominees, three of whom are newly nominated directors this year, represents the best interests of its shareholders and that the directors nominated by the Board of Directors should be re-elected.

CORPORATE GOVERNANCE

Overview

The independent status of each director nominee and director whose terms expires at the 2015 annual meeting of shareholders and members of the committees of the Board of Directors, as of the date of this Proxy Statement, are identified in the following table.

Director	Independent	Audit Committee	Compensation and Benefits Committee	Nomination and Corporate Governance Committee
Donald J. Stebbins (1)
Philip W. Colburn	X	X		X
Margaret S. Dano (2)	X	X		Chair
James S. McElya	X		X
Timothy McQuay	X	X	Chair
Francisco S. Uranga	X		X	X
Paul J. Humphries	X
Sheldon I. Ausman	X	Chair	X

______________________________

(1) Mr. Stebbins is the Company’s President and Chief Executive Officer.

(2) Ms. Dano is Chairman of the Board of Directors and Lead Director.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit, Compensation and Benefits and Nominating and Corporate Governance Committees of the Board will be independent. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with Superior in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect interest. Following completion of these questionnaires, the Board, with the assistance of the Nominating and Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the New York Stock Exchange, additional criteria set forth in Superior’s Corporate Governance Guidelines, and consideration of any other material relationship a director may have with Superior.

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Based on its review, the Board has determined that all of its current directors are independent under these standards, except for our current and former chief executive officers. All members of each of Superior’s Audit, Compensation and Benefits Committee and Nomination and Corporate Governance committees are independent directors. In addition, upon recommendation of the Nomination and Corporate Governance Committee, the Board has determined that the members of the Audit Committee and Compensation and Benefits Committee meet the additional independence criteria required for audit committee and compensation committee membership under the New York Stock Exchange applicable listing standards.

Corporate Governance

Superior is committed to excellence in corporate governance and maintains clear policies and practices that promote good corporate governance. Many of these policies and practices are designed to ensure compliance with the listing requirements of the NYSE and applicable corporate governance requirements, including:

•	The Board of Directors has adopted clear corporate governance policies;
•	Superior’s Corporate Governance Guidelines provide for a “majority withheld vote” policy in uncontested elections of directors;
•	A majority of the Board members are independent of Superior and its management;
•	The independent members of the Board of Directors meet regularly without the presence of management;
•	All members of the key committees of the Board of Directors—the Audit Committee, the Compensation and Benefits Committee, and the Nomination and Corporate Governance Committee—are independent;
•	The charters of the committees of the Board of Directors clearly establish the committees’ respective roles and responsibilities;
•	Superior has a clear code of business conduct that is monitored by Superior’s ethics office and is annually affirmed by its employees and directors;
•	Superior’s ethics office has a hotline available to all employees, and Superior’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls or auditing matters;
•	Superior’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Superior’s Audit Committee;
•	Superior has stock ownership guidelines for its non-employee directors.

Key information regarding Superior’s corporate governance initiatives can be found on its website, including Superior’s Corporate Governance Guidelines, Superior’s Code of Conduct, and the charter for each committee of the Board of Directors. The corporate governance pages can be found by clicking on “Corporate Governance” in the Investor section of the website at www.supind.com.

Board Leadership Structure

Superior’s Corporate Governance Guidelines provide the Board of Directors with flexibility to select the appropriate leadership structure depending on then current circumstances. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of Superior’s shareholders. If the Board of Directors appoints a Chairperson that is an independent director, the Chairperson also serves as the “Lead Director.” If the Chairperson is not an independent director, on an annual basis, one of the independent directors is designated by a majority of the independent directors to be the Lead Director.

As of April 1, 2014, the Board of Directors appointed an independent director, Margaret Dano, as Chairperson. Previously, Mr. Borick, a former director who resigned as of April 28, 2014, served as Chairperson and CEO and Ms. Dano as Lead Director. The Board of Directors believes that this new leadership structure will best serve the objectives of the Board of Director’s oversight of management, the Board of Director’s ability to carry out its roles and responsibilities on behalf of shareholders and Superior’s overall corporate governance. The Board of Directors also believes that this new leadership structure will allow the new CEO to focus his time and energy on operating and managing the Company and will provide an appropriate balance between strong leadership, appropriate safeguards and oversight by non-employee directors.

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The Role of the Board of Directors in Risk Oversight

Superior’s management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of Superior’s risk management. With the oversight of the Board of Directors, Superior has implemented practices and programs designed to help manage the risks to which Superior is exposed in its business and to align risk-taking appropriately with its efforts to increase shareholder value. Superior’s internal audit department provides both management and the Audit Committee, which oversees our financial and risk management policies, with ongoing assessments of Superior’s risk management processes and system of internal control and the specific risks facing Superior. The Audit Committee identifies and requires reporting on areas perceived as potential risks to Superior’s business. As provided in its committee charter, the Audit Committee reports regularly to the Board of Directors. As part of the overall risk oversight framework, other committees of the Board of Directors also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Compensation and Benefits Committee oversees compensation-related risk management, as discussed further under “Compensation and Benefits Committee” and in the “Compensation Philosophy and Objectives” portion of the Compensation Discussion and Analysis.

Each committee reports regularly to the full Board of Directors on its activities. In addition, the Board of Directors participates in regular discussions among the Board and with Superior’s senior management of many core subjects, including strategy, operations, finance, and legal and public policy matters, in which risk oversight is an inherent element. The Board of Directors believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board of Directors, with leadership from the independent Lead Director and working through its committees, including the independent Audit Committee, to participate actively in the oversight of management’s actions.

Board Meetings and Committees

During 2013, the Board of Directors held 12 meetings. During this period, all of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. The Board of Directors and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2013. Additionally, the independent directors met in executive session regularly without the presence of management. The Lead Director, Ms. Dano, presided over executive sessions of the independent directors in 2013. Superior’s directors are not required, but are strongly encouraged to attend the Annual Meeting of shareholders. Seven of Superior’s directors attended last year’s Annual Meeting.

Superior has three standing committees: the Audit Committee, the Compensation and Benefits Committee and the Nomination and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on “Board Committee Charters” in the Investor section of our website at www.supind.com.

Audit Committee

The Board of Directors has determined that each member of the Audit Committee is “independent” under the NYSE listing standards and satisfies the other requirements under the NYSE listing standards and SEC rules regarding audit committee membership. The Board has also determined that each of Messrs. Ausman and Colburn qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee and that each member of the Audit Committee satisfies the “financial literacy” requirements of the NYSE listing standards. The Audit Committee held four meetings during 2013.

Mr. Ausman’s term will expire at the Annual Meeting and he is not standing for re-election.

The Audit Committee is responsible for reviewing the financial information which will be provided to shareholders and others, reviewing the system of internal controls which management and the Board of Directors have established, appointing, retaining and overseeing the performance of the independent registered public accounting firm, overseeing Superior’s accounting and financial reporting processes and the audits of Superior’s financial statements, and pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm.

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Compensation and Benefits Committee

The Board has determined that each member of the Compensation and Benefits Committee is “independent” under the NYSE listing standards and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, and is a “non-employee director” within the meaning of Section 16 of the Exchange Act. The Compensation and Benefits Committee held eight meetings during 2013.

The Compensation and Benefits Committee’s responsibility is to review the performance and development of Superior’s management in achieving corporate goals and objectives and to assure that Superior’s executive officers are compensated effectively in a manner consistent with Superior’s strategy, competitive practice, sound corporate governance principles and shareholder interests. The Compensation and Benefits Committee determines and approves the compensation of our CEO, and it also reviews and approves Superior’s compensation to other officers and key employees based upon compensation and benefit proposals presented to the Compensation and Benefits Committee by the CEO and the Human Resources Department.

The Compensation and Benefits Committee’s responsibilities and duties include an annual review and approval of Superior’s compensation strategy to ensure that it promotes shareholder interests and supports Superior’s strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including administration of Superior’s Amended and Restated 2008 Equity Incentive Plan and review of compensation-related risk management. For 2013, the Compensation and Benefits Committee performed these oversight responsibilities and duties by, among other things, directing a review of our compensation practices and policies generally, including conducting an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. Additional information regarding the Compensation and Benefits Committee’s risk management review appears in the “Compensation Philosophy and Objectives” portion of the Compensation Discussion and Analysis.

On an annual basis, the Compensation and Benefits Committee reviews and makes recommendations to the Board of Directors regarding the compensation of non-employee directors. In 2013, the Compensation and Benefits Committee engaged Farient Advisors LLC and Meridian Compensation Partners, LLC to compile compensation surveys for review by the Compensation and Benefits Committee and to compare compensation paid to Superior’s directors with compensation paid to directors at companies included in the surveys. For additional description of the Compensation and Benefits Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning Superior’s corporate governance policies, for recommending to the Board of Directors candidates for election to the Board of Directors and to Board committees, overseeing the Board of Director’s annual self-evaluation and reporting annually to the Board of Directors on the CEO succession plan. This committee held 11 meetings during 2013. Each member of this committee is an independent director under applicable NYSE listing standards.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess relevant experience and skills, good business judgment, and personal and professional integrity. The Board of Directors is composed of a diverse group of leaders in their respective fields. The Board of Directors encourages selection of directors who will contribute to Superior’s overall corporate goals: responsibility to its shareholders, effective execution, high customer satisfaction and superior employee working environment. The Nomination and Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. The brief biographical description of each nominee set forth in the “Business Experience and Qualifications of Nominees” above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

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In recommending candidates for election to the Board of Directors, the Nomination and Corporate Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nomination and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Corporate Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nomination and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting by providing written notice of such shareholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Company not later than 120 days in advance of an annual meeting of shareholders, and with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. When submitting candidates for nomination to be elected at Superior’s annual meeting of shareholders, the shareholder must follow the notice procedures and provide the information required by Superior’s bylaws. The notice must be submitted in writing to the following address: Superior Industries International, Inc., Attn: Corporate Secretary, 7800 Woodley Avenue, Van Nuys, California 91406. The recommendation must include the same information as is specified in Superior’s bylaws for shareholder nominees to be considered at an Annual Meeting, including the following:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
•	a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.
•	the consent of each nominee to serve as a director of the corporation if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these procedures, and the nomination shall be void.

DIRECTOR COMPENSATION

General

Superior uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Superior does not provide any perquisites to its non-employee Board members. In setting the compensation of non-employee directors, Superior considers the significant amount of time that the Board members expend in fulfilling their duties to Superior as well as the experience level required to serve on the Board. The Board, through its Compensation and Benefits Committee, annually reviews the compensation arrangements and compensation policies for non-employee Board members. The Compensation and Benefits Committee recently reviewed market data compiled by Meridian to assist in assessing total non-employee director compensation. Pursuant to our Corporate Governance Guidelines, in recommending non-employee director compensation the Compensation Committee is guided by three goals: (i) compensation should fairly pay directors for work required in a company of Superior’s size and scope; (ii) compensation should align directors’ interests with the long-term interests of Superior’s shareholders; and (iii) the structure of the compensation should be clearly disclosed to Superior’s shareholders.

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2013 Cash Compensation

Our non-employee director cash compensation program during 2013 consisted of the following:

•	Annual retainer of $42,000, which was raised to $50,000 effective December 1, 2013, for each non-employee director other than Mr. McElya, who received $8,758 for board service commencing in December 2013;
•	Additional annual retainer fee of $12,000 for serving as Lead Director;
•	Additional annual retainer fee of $12,000 for serving on the Audit Committee and $15,000 as chair of the Audit Committee;
•	Additional annual retainer fee of $8,000 for serving on the Compensation and Benefits Committee and $10,000 as chair of the Compensation and Benefits Committee; and
•	Additional annual retainer fee of $6,000 for serving on the Nomination and Corporate Governance Committee and $7,500 as chair of the Nomination and Corporate Governance Committee.

Non-employee directors typically do not receive forms of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings. There are no cash fees payable for attendance at Board or committee meetings.

2013 Equity Compensation

Under Superior’s Amended and Restated 2008 Equity Incentive Plan, members of the Board who were not also Superior employees were granted shares of 2,000 shares of restricted stock on June 12, 2013. The shares subject to these restricted stock awards vest in full on May 15, 2014.

2013 Total Director Compensation

The following table provides information as to compensation for services of the non-employee directors during 2013.

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Director Compensation Table

(a)	(b)	(c)	(f)	(g)		(h)
			Change in
			Pension
			Value and
	Fees		Nonqualified
	Earned or		Deferred	All
	Paid in	Stock	Compensation	Other
	Cash	Awards (2)	Earnings (3)	Compensation		Total
Name (1)	($)	($)	($)	($)		($)

Sheldon I. Ausman	$71,750	$35,540	$—	$—		$107,290

Phillip W. Colburn	$66,333	$35,540	$—	$—		$101,873

Margaret S. Dano	$80,958	$35,540	$—	$—		$116,498

Francisco S. Uranga	$60,000	$35,540	$—	$10,000	(4)	$105,540

Timothy C. McQuay	$70,166	$35,540	$—	$—		$105,706

James S. McElya (5)	$8,758	$—	$—	$—		$8,758

V. Bond Evans (5)	$18,419	$—	$—	$—		$18,419

Michael J. Joyce (5)	$17,919	$—	$—	$—		$17,919

(1)	For a description of the annual non-employee director retainer fees and retainer fees for chair positions and for service as Lead Director, see the disclosure above under “2013 Cash Compensation.”

(2)	Reflects the aggregate grant date fair value of restricted stock awards granted pursuant to the Amended and Restated 2008 Equity Incentive Plan to each non-employee director computed in accordance with FASB ASC 718 and based on the fair market value of Superior’s common stock on the date of grant.

(3)	The actuarial present value of non-employee director benefits under the Salary Continuation Plan declined in 2013 due to the rise of the discount rate, from 4.0% in 2012 to 4.8% in 2013. This resulted in the following negative changes in Salary Continuation Plan values: Mr. Ausman - $5,824; Mr. Colburn - $418; Ms. Dano - $6,847; Mr. Uranga - $7,773; Mr. Evans - $8,673 and Mr. Joyce - $10,528. Messrs. Evans and Joyce resigned as members of the Board on April 1, 2013 and each collected retirement benefits from the plan of $7,250 in 2013.

(4)	Reflects fees paid for consulting services.

(5)	James S. McElya was appointed to the Board on December 6, 2013. V. Bond Evans and Michael J. Joyce did not stand for re-election at the 2013 Annual Meeting of Shareholders.

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Non-Employee Director Stock Ownership

Effective January 2013, the Board of Directors adopted a stock ownership policy for members of the Board of Directors. The policy requires each non-employee director to own shares of Superior’s common stock having a value equal to at least three times the non-employee director’s regular annual cash retainer, with a three-year period to attain that ownership level.

Shareholder Communications with the Board of Directors

Shareholders may communicate with Superior’s Board of Directors, or any individual member or members of the Board of Directors, through Superior’s Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406, with a request to forward the communication to the intended recipient or recipients. In general, any shareholder communication delivered to Superior for forwarding to the Board of Directors or specified Board member or members will be forwarded in accordance with the shareholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Superior provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a Say-on-Pay proposal). At Superior’s 2013 Annual Meeting of shareholders, even though GAMCO solicited proxies against approval of our advisory vote on executive compensation, approximately 83% of the votes cast on the Say-on-Pay proposal were voted in favor of the compensation of Superior’s named executive officers. Accordingly, the Compensation and Benefits Committee believes that this affirms shareholder support for Superior’s executive compensation policies and practices. The Compensation and Benefits Committee will continue to consider the results of future Say-on-Pay votes when making future compensation decisions for Superior’s named executive officers.

The core of Superior’s executive compensation philosophy and practice continues to be to pay for performance. Superior’s executive officers are compensated in a manner consistent with Superior’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth on pages 24 to 44 of this Proxy Statement for additional details on Superior’s executive compensation program.

The compensation of our named executive officers is consistent with our pay for performance philosophy. For 2013, we exceeded our EBITDA target in our annual incentive performance program and our cash incentives are well aligned with our financial results.

We are asking shareholders to vote on the following resolution:

RESOLVED, that the shareholders approve the compensation of Superior’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, the compensation tables and narrative discussion.

Vote Required

Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR approval of the non-binding advisory resolution to approve executive compensation.

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PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Superior is asking the shareholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as Superior’s independent registered public accounting firm for the fiscal year ending December 28, 2014. Neither the Company’s Articles of Incorporation nor the Company’s Bylaws require that shareholders ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Superior’s and its shareholders’ best interests.

Deloitte has audited Superior’s consolidated financial statements annually since 2009. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Superior by its independent registered public accounting firm, Deloitte & Touche LLP for professional services rendered for the years ended December 29, 2013 and December 30, 2012:

Fee Category	Fiscal 2013 Fees	Fiscal 2012 Fees
Audit Fees	$1,023,738	$1,014,955
Audit-Related Fees	0	0
Tax Fees	62,579	189,201
All Other Fees	49,670	42,672

Total Fees	$1,135,985	$1,246,828

Audit Fees.  Consist of fees billed for professional services rendered for the integrated audit of Superior’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for the statutory audits for certain subsidiaries located in Mexico.

Audit-Related Fees.  Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Superior’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required to support the integrated audit of Superior’s consolidated financial statements and its internal controls over financial reporting and consultations concerning financial accounting and reporting standards.

Tax Fees.  Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, and tax advice on international, federal and state tax matters.

All Other Fees.  Consist of fees for professional services other than the services reported above, including permissible business process advisory and consulting services.

The Audit Committee determined that all non-audit services provided by Deloitte were compatible with maintaining such firm’s audit independence.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Deloitte to serve as Superior’s independent registered public accounting firm for the fiscal year ending December 28, 2014.

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OWNERSHIP OF SECURITIES

The following table sets forth certain information with respect to beneficial ownership of Superior common stock as of June 26, 2014 for (i) the named executive officers (ii) each director and director nominee, (iii) all directors and executive officers as a group, and (iv) all persons known to Superior to beneficially own 5% or more of Superior common stock.

Name and Address (1) of Beneficial Owner	Shares Beneficially Owned (1)		Percentage of Total Voting Power (1)(2)

Steven J. Borick (3)(4) 2707 Kipling Street Houston, TX 77098	4,518,539		17.34%
GAMCO Investors, Inc. (5) One Corporate Center Rye, NY 10580	3,566,972		13.25%
The Louis L. Borick Foundation (3)	2,954,146		10.98%
Dimensional Fund Advisors LP (6) Palisades West, Building One Austin, TX 78746	2,299,249		8.54%
BlackRock, Inc. (7) 40 East 52nd Street New York, NY 10022	2,133,618		7.93%
The Vanguard Group, Inc. (8) 100 Vanguard Blvd. Malvern, PA 19355	1,451,922		5.40%
Donald J. Stebbins	144,955	(10)	*
Michael J. O'Rourke	172,130	(9)(10)	*
Parveen Kakar	78,288	(9)(10)	*
Kerry A. Shiba	52,414	(9)(10)	*
Philip W. Colburn	38,930	(9)(10)	*
Margaret S. Dano	33,500	(9)(10)	*
Francisco S. Uranga	30,000	(9)(10)	*
Michael D. Nelson	21,033	(9)(10)	*
Sheldon I. Ausman	18,000	(9)(10)	*
Timothy C. McQuay	9,000	(9)(10)	*
James S. McElya	5,000	(10)	*

Superior’s Directors and Executive Officers as a Group (18 persons)	923,686	(10)(11)	3.35%

*	Less than 1%.
(1)	All persons have the Company’s principal office as their address, except as otherwise indicated. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all shares of Superior’s common stock beneficially owned by them.
(2)	The percentage of shares beneficially owned is based on 26,912,102 shares of common stock outstanding as of June 26, 2014. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after June 26, 2014 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3)	The information with respect to the share ownership of Steven J. Borick and The Louis L. Borick Foundation (the “Foundation”), of which Mr. Borick is the President, is based solely on the Schedule 13D/A, Amendment No. 2 filed on May 20, 2014 and Form 4 filed on June 27, 2014. The amount held by the Foundation is also included in the amount beneficially owned by Mr. Borick. The Foundation and Mr. Borick share voting and dispositive power over the shares; however, Mr. Borick disclaims beneficial ownership. The Foundation shares the same address as Mr. Borick.
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(4)	Also includes 20,000 shares and stock options exercisable for 1,135,240 shares over which Mr. Borick has sole voting and dispositive power, 62,200 shares over which he may have shared voting and dispositive power, and 346,953 shares over which he has sole voting and dispositive power but disclaims beneficial ownership.
(5)	The information with respect to the holdings of GAMCO Investors, Inc. ("GBL"), a registered investment advisor, is based solely on the Schedule 13D Amendment No. 16 filed June 30, 2014 by GBL, GGCP, Inc. "GGCP"), Mario J. Gabelli ("Gabelli"), Teton Advisors, Inc. ("Teton"), GAMCO Asset Management Inc. ("GAMCO"), and Gabelli Funds, LLC ("Gabelli Funds"). Subject to certain restrictions, Gabelli Funds holds 688,500 shares and has sole voting and dispositive power with respect to such shares. GAMCO holds 2,281,472 shares and has sole dispositive power with respect to such shares, sole voting power with respect to 2,081,472 shares, and no voting power with respect to 200,000 shares. Teton holds 597,000 shares and has sole voting and dispositive power with respect to such shares. GGCP and Gabelli do not directly hold or have voting or dispositive power over any shares. GGCP and Gabelli are the members of CCGP Holdings and GGCP is its manager. GGCP Holdings is the controlling shareholder of GBL. Each of Gabelli Funds and GAMCO is wholly-owned subsidiary of GBL. Gabelli is also (i) the controlling stockholder, chief executive officer, chief investment officer and a director of GGCP, (ii) chairman and executive officer of GBL, (iii) chief investment officers of Gabelli Funds, and (iv) controlling shareholder of Teton.
(6)	The information with respect to the holdings of Dimensional Fund Advisors LP ("Dimensional Fund"), a registered investment advisor, is based solely on the Schedule 13G/A filed February 10, 2014 by Dimensional Fund. Dimensional Fund serves as investment advisor to four registered investment companies and as investment manager to certain other commingles group trusts and separate accounts (collectively, the "Funds"), which own all shares. Dimensional Fund has sole voting power with respect to 2,246,211 shares owned by the Funds and sole dispositive power with respect to all 2,299,249 shares owned by the Funds.
(7)	The information with respect to the holdings of BlackRock, Inc. ("BlackRock"), a registered investment advisor, is based solely on the Schedule 13G/A filed January 30, 2014 by BlackRock. By virtue of being the parent holding company of the holders of such shares, BlackRock has sole voting power with respect to 2,054,696 shares and sole dispositive power with respect to all 2,133,618 shares.
(8)	The information with respect to the holdings of The Vanguard Group, Inc. ("VG"), a registered investment advisor, is based on the Schedule 13G/A filed February 12, 2014 by Vanguard Group. The aggregate amount beneficially owned by Vanguard is 1,451,922. Of such shares, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of VG, is the beneficial owner of 38,216 shares by virtue of its serving as investment manager of certain collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of VG, is the beneficial owner of 1,200 shares by virtue of its serving as investment manager of Australian investment offerings. VG has sole voting power with respect to 39,416 shares, sole dispositive power with respect to 1,413,706 shares, and shared dispositive power with respect to 38,216 shares.
(9)	Includes stock options in the amount of 157,000 for Mr. O'Rourke, 66,500 for Mr. Kakar, 38,750 for Mr. Shiba, 28,000 for Mr. Colburn, 20,000 for Ms. Dano, 20,000 for Mr. Uranga, 17,333 for Mr. Nelson and 8,000 for Mr. Ausman that are currently or will become exercisable within 60 days of June 26, 2014.
(10)	Includes 132,455 shares of restricted stock subject to vesting for Mr. Stebbins, 10,167 shares of restricted stock subject to vesting for Mr. O’Rourke, 10,000 shares of restricted stock subject to vesting for Mr. Shiba, 8,000 shares of restricted stock subject to vesting for Ms. Dano, 8,000 shares of restricted stock subject to vesting for Mr. Ausman, 8,000 shares of restricted stock subject to vesting for Mr. Colburn, 8,000 shares of restricted stock subject to vesting for Mr. Uranga, 7,667 shares of restricted stock subject to vesting for Mr. McQuay, 7,000 shares of restricted stock subject to vesting for Mr. Kakar, 2,994 shares of restricted stock subject to vesting for Mr. Nelson and 5,000 shares of restricted stock subject to vesting for Mr. McElya.
(11)	Includes 639,283 shares of which the directors and executive officers have the right to acquire beneficial ownership within 60 days from June 26, 2014 through the exercise of previously granted stock options. Other than as disclosed with respect to each individual director or officer, each of the directors and officers has sole investment and voting power over his or her shares.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

Except as noted below, based solely on a review of copies of reports filed with the SEC and submitted to us and on written representations by certain of our directors and executive officers, we believe that all of our directors and executive officers complied on a timely basis during the year ended December 29, 2013 with the reporting requirements of Section 16(a) of the Exchange Act:

(a) Parveen Kakar filed one late Form 4 on December 5, 2013 reporting a transaction on December 2, 2013; and

(b) Cameron Toyne filed one late Form 4 on March 18, 2013 reporting a transaction on March 11, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Superior’s main office located at 7800 Woodley Avenue, Van Nuys, California, is subleased from The Louis L. Borick Foundation, a California nonprofit corporation, of which Mr. Borick, a former officer and director of Superior, is both an officer and director, and the Nita Borick Management Trust, which is controlled by Nita Borick, who is Mr. Borick’s mother.

The current sublease expires in 2015, and Superior holds two options to renew: one for an additional five-year period, and one for an additional five-year and nine month period. During fiscal year 2013, Superior paid approximately $424,692 in rentals under the land and building leases. Superior believes this transaction is on terms not materially less favorable to Superior than what would be usual and customary in a similar transaction between unrelated persons dealing at arm’s length.

See the discussion of Mr. Borick’s Separation Agreement under “Executive Compensation and Related Information - Potential Payments upon Termination of Employment or Change in Control.”

Review, Approval or Ratification of Transactions with Related Persons

As provided in its committee charter, the Audit Committee is primarily responsible for the review, approval and ratification of related person transactions. As mandated by the Audit Committee, Superior’s management is required to inform the Audit Committee of all related person transactions, including relationships and dollar values. Superior’s Code of Conduct also requires that transactions be reported to the Audit Committee. Additionally, the Nominating and Corporate Governance Committee annually reviews any related person transactions involving a director when determining director independence.

“Related-person transactions” are transactions between Superior and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. A “related person” is a director, executive officer, nominee for director, or a person known to Superior to beneficially own 5% or more of Superior common stock, in each case since the beginning of the last fiscal year, and their immediate family members.

Also see Note 8 - Leases and Related Parties in Notes to the Consolidated Financial Statements in Item 8 – Financial Statements and Supplementary Data of the Annual Report on Form 10-K for the fiscal year ended December 29, 2013.

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EXECUTIVE COMPENSATION AND RELATED INFORMATION

Introduction

The Compensation Discussion and Analysis of Superior’s executive compensation structure begins with an executive summary of Superior’s philosophy, compensation programs and policies, and then addresses in more detail the material compensation decisions made under those programs and policies, the material factors considered in making those decisions and the compensation decisions and results for 2013.

The discussion focuses on the compensation structure in effect for the following named executive officers (who will be referred to as the NEOs) in 2013:

•	Steven J. Borick – Former Chairman, Chief Executive Officer (“CEO”) and President
•	Kerry A. Shiba – Executive Vice President and Chief Financial Officer (“CFO”)
•	Michael J. O’Rourke – Executive Vice President – Sales, Marketing and Operations
•	Parveen Kakar – Senior Vice President, Corporate Engineering and Product Development
•	Michael D. Nelson – Vice President and Principal Accounting Officer
•	Robert A. Earnest – Former Vice President, General Counsel and Corporate Secretary

Executive Summary

Reflective of Superior’s compensation philosophy of pay for performance, overall compensation of our NEOs in 2013 correlated with Superior’s financial performance for the year, illustrating a close alignment of the financial interests of management and other shareholders. For example:

•	Base salaries remained relatively flat, increasing modestly due to annual raises.
•	Non-equity plan compensation increased for the NEOs due to above-target payouts under our annual bonus plan, resulting from exceeding targeted earnings performance.
•	The value of equity awards granted to the NEOs increased due to the increase in our stock price, although that increase in value for unvested awards may never be actually realized.

Executive Compensation Philosophy that Reflects the Competitive Marketplace and Supports the Business Strategy.

Superior’s executive officers are compensated in a manner consistent with Superior’s strategy, competitive practice, sound compensation governance principles and shareholder interests and concerns. The core of Superior’s executive compensation philosophy continues to be to pay for performance, as discussed in greater detail below. Superior’s executive compensation philosophy and program have remained the same over the last four years. In 2012 and 2011, Superior’s shareholders approved the philosophy and program by 97% of the shareholder vote. Last year, shareholders approved Superior’s executive compensation philosophy and program by approximately 83% of the shareholder vote. This drop likely reflects the lobbying efforts by dissident shareholder GAMCO Asset Management, Inc. against Superior. The two largest shareholder advisory firms, ISS and Glass Lewis, have consistently recommended that shareholders vote “for” Superior’s executive compensation philosophy and program.

Compensation Governance. The core of Superior’s executive compensation continues to be pay for performance, and the framework includes the compensation governance features discussed below:

•	None of the NEOs, other than the CEO, had an employment agreement in 2013.
•	The change in control definition contained in Superior’s Amended and Restated 2008 Equity Incentive Plan, Executive Change in Control Severance Plan and the CEO’s former employment agreement is not a “liberal” definition that would be activated on mere shareholder approval of a transaction.
•	Superior does not provide tax gross-up protection for change in control excise taxes or for any other compensation to the NEOs.
•	Superior’s Amended and Restated 2008 Equity Incentive Plan expressly prohibits repricing of options or stock appreciation rights, directly or indirectly, without prior shareholder approval.
•	Superior’s annual incentive plans are performance-based and have appropriate caps on bonus payouts. Superior has no history or intention of changing performance metrics mid-year.
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•	None of Superior’s directors or executive officers engages in hedging activities involving Superior common stock. Moreover, Superior’s insider trading policy expressly prohibits any employee or director from engaging in hedging activities involving Superior common stock, such as collars, forward sales, equity swaps or other similar arrangements.

Brief Summary of Compensation Program for 2013. The following provides a brief overview of Superior’s fiscal 2013 compensation program as detailed later in this Compensation Discussion and Analysis:

•	The main objectives of Superior’s compensation program continue to be paying for performance, aligning the NEOs’ interests with those of Superior’s shareholders, and attracting and retaining qualified executives who can help Superior achieve and expand its business objectives.
•	The Compensation and Benefits Committee engaged a compensation consultant in the Fall of 2011 to provide expertise on program design and implementation. As a result of that consultation, in the Spring of 2012, the annual cash bonus opportunity was increased to preserve the market competitiveness of the bonus program. In 2013, the annual cash bonus opportunity remained the same as in 2012 when measured as a percentage of base salary. Superior’s CEO also provides input on compensation programs and policies and makes recommendations to the Compensation and Benefits Committee with regard to compensation for the NEOs other than himself.
•	The total direct compensation awarded to the NEOs for 2013 consisted of base salary, annual cash incentive bonuses and restricted stock awards.
•	Superior encourages alignment of the NEOs' interests with its shareholders’ interests through the award of long-term equity grants. In fiscal 2013, Superior’s CEO received an equity grant consisting of 37,681 shares of restricted stock which vest in equal annual installments over a three-year period. Superior’s other NEOs received equity grants consisting of restricted stock which, in each case, vest in equal annual installments over a three-year period.
•	In 2013, Superior’s CEO had an employment agreement that provides him a right to a severance payment of one year’s base salary upon his termination without cause (or three years’ base salary for involuntary termination within one year following a change in control of the company). On October 14, 2013, Superior and Mr. Steven Borick entered into a Separation Agreement, providing for Mr. Borick’s separation from employment and several other payments discussed in more detail below under the heading “Potential Payments upon Termination of Employment or Change in Control.”
•	Superior does not provide a gross up for taxes.
•	Superior’s Executive Change in Control Severance Plan helps ensure retention of the NEOs in the event of a change in control, and entitles them to a severance payment of two years’ base salary (except for Mr. Nelson, who is entitled to one year’s base salary), plus annual target bonus, for involuntary termination within two years after a change in control.
•	Following a compensation risk assessment, the Compensation and Benefits Committee determined that Superior’s compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on Superior.

Consideration of 2013 Say-on-Pay Vote

The Compensation and Benefits Committee is very interested in the ideas and concerns of Superior’s shareholders regarding executive compensation. Based on last year’s advisory vote regarding executive compensation presented to shareholders, the Compensation and Benefits Committee has determined that it would continue to apply the same philosophy and guiding principles to its fiscal 2013 executive compensation program.

The Compensation and Benefits Committee recognizes that executive pay practices continue to evolve. Consequently, the Compensation and Benefits Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites Superior’s shareholders to communicate any concerns or opinions on executive pay directly to the Compensation and Benefits Committee or the Board.

At the annual meeting of shareholders on May 20, 2011, Superior’s shareholders expressed a preference that advisory votes on executive compensation occur every year.  In accordance with the results of this vote, the Board of Directors determined to implement an advisory vote on executive compensation every year until the next vote on the frequency of shareholder votes on executive compensation, which must occur no later than the 2017 annual meeting.

Compensation Philosophy and Objectives

The Compensation and Benefits Committee believes that Superior’s NEOs should be paid in a manner that attracts, motivates and retains the best-available talent, and rewards them for successful results. Within this overall philosophy, the Compensation and Benefits Committee’s ongoing objectives are:

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•	To offer a total compensation program that is flexible to adapt to evolving regulatory requirements and changing economic and social conditions, and takes into consideration the compensation practices of peer companies identified based on an objective set of criteria;

•	To provide annual variable cash incentive awards based on Superior’s satisfaction of financial and, to a significantly lesser degree, non-financial objectives; and

•	To align the financial interests of executive officers with those of shareholders by providing appropriate long-term, equity-based incentives and retention awards.

There are three major components of the annual compensation of the NEOs: base salary, variable cash incentive awards and long-term, equity-based incentive awards. A significant portion of the compensation paid to the NEOs is tied to Superior’s financial performance and the future value of Superior common stock.

In designing and administering the compensation programs of the NEOs, the Compensation and Benefits Committee attempts to strike a balance among the above elements, which are discussed in more detail below. The Compensation and Benefits Committee considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels, as well as Superior’s own specific short and long-term strategic objectives. The following section describes the various methods the Compensation and Benefits Committee uses in its design, administration and oversight of the compensation programs for the NEOs.

The Compensation and Benefits Committee’s annual review and approval of Superior’s compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation and Benefits Committee reviews Superior’s compensation programs for employees and executives, including the annual cash incentive plans and long-term, equity-based incentive awards, and does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on Superior.

The Compensation and Benefits Committee believes that the following risk oversight and compensation design features described in greater detail elsewhere herein safeguard against excessive risk taking:

•	Prohibitions on employees engaging in any speculative transactions in Superior’s common stock like hedging, and the strong discouragement of executive officers from pledging Superior securities in margin accounts or as collateral for a loan;

•	Executive bonus payouts are based on financial performance metrics that drive shareholder value; and

•	Equity awards for executive officers are also based on financial metrics that drive shareholder value and all equity awards have vesting requirements that align employees’ interests with shareholders.

Methodology for Establishing Compensation

The Compensation and Benefits Committee has direct responsibility for making recommendations to the Board of Directors regarding the approval, amendment or termination of Superior’s executive compensation plans and programs. However, the Compensation and Benefits Committee establishes the annual compensation of Superior’s CEO. It also reviews the compensation for other executive officers and makes recommendations to the Board of Directors.

Consistent with its charter, the Compensation and Benefits Committee is composed of four directors. Each member of the Committee is independent, as determined by the Board of Directors and based on the New York Stock Exchange listing standards. Their independence from management allows the Compensation and Benefits Committee members to apply independent judgment when designing and overseeing our compensation program and in making pay decisions.

Compensation Consultants

The Compensation and Benefits Committee from time to time engages independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation programs and principles that are consistent with Superior’s business goals and pay philosophy. The Compensation and Benefits Committee has the final authority to hire and terminate any consultant, as well as the responsibility to consider the independence of the consultant. The Compensation and Benefits Committee has assessed the independence of both Farient Advisors LLC (“Farient”) and Meridian Compensation Partners, LLC (“Meridian”), consultants who were engaged this past year for specific assignments by the Compensation and Benefits Committee, and concluded that neither Farient’s nor Meridian’s work raises any conflict of interest under applicable SEC and New York Stock Exchange rules.

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Setting Executive Compensation

The Compensation and Benefits Committee is responsible for establishing the annual compensation of Superior’s CEO. For the remaining NEOs and other executives, Superior’s CEO recommends compensation levels and specific components of compensation. The Compensation and Benefits Committee reviews these recommendations and adjusts them as it deems appropriate before approving or recommending any changes to either the CEO or Board.

The Compensation and Benefits Committee typically reviews broad-based third-party compensation surveys covering a wide array of public companies, some larger and some smaller than we are, to obtain a general understanding of current compensation practices. These compensation surveys provide valuable data for subjective review and confirmation of the equanimity of the salaries paid to the NEOs. The data also gives the Compensation and Benefits Committee information concerning market pay practices regarding the pay mix among base salary, annual bonus and long-term incentives.

For 2013, the Compensation and Benefits Committee relied upon the study performed by Farient for 2012. Farient was retained in 2012 to assist the Compensation and Benefits Committee in evaluating the competitiveness of Superior’s executive compensation program. Farient based its competitive pay assessment on survey data from the 2011 Mercer Executive Survey using two revenue cuts to approximate a company with $650 million in revenue. In addition, for the CEO and CFO position, Farient utilized proxy data from a peer group consisting of the following eleven automotive part and equipment manufacturers with median revenues of approximately $575 million:

•	Amerigon Inc.
•	Dorman Products Inc.
•	Drew Industries Inc.
•	Fuel Systems Solutions Inc.
•	Gentex Corp.
•	Modine Manufacturing Corp.
•	Shiloh Industries Inc.
•	Spartan Motors Inc.
•	Standard Motor Products Inc.
•	Stoneridge Inc.
•	Strattec Security Corp.

This analysis was given equal weighting with the Mercer Survey. For all NEOs, Farient adjusted the results for differences in scope of positions. The Compensation and Benefits Committee uses the market information obtained from time to time from independent compensation consultants or third-party data sources to test the reasonableness of the compensation decisions we make, but does not target any element of our executive compensation package at a particular level or quartile within a particular peer group.

The Compensation and Benefits Committee is focused on adding structure and performance orientation into the company’s annual and long-term incentive programs. For example, the 2011, 2012 and 2013 annual incentive plan used EBITDA as a financial performance measure to focus management on operational efficiencies that will result in improved financial results. EBITDA is a measure of company performance, without considering matters such as interest income or expense, taxes, or depreciation and amortization, which generally do not impact operational efficiencies.

2013 Executive Compensation Components

For the fiscal year 2013, the principal components of compensation for Superior’s NEOs were:

•	Base salary;
•	Performance-based annual incentive compensation;
•	Long-term equity incentive compensation;
•	Retirement and similar benefits; and
•	Other benefits.

The Compensation and Benefits Committee does not use a specific formula for allocating compensation among the various components. Instead, the Compensation and Benefits Committee considers market pay practices and whether the total compensation package is fair, reasonable and in accordance with the interests of our shareholders.

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Base Salary

Base salary provides a fixed element of compensation that competitively rewards the executive’s skills, experience and contributions to Superior. The base salary of the CEO was established in his employment agreement effective January 1, 2005, at a minimum of $750,000. Effective January 1, 2008, the Compensation and Benefits Committee increased Mr. Borick’s annual base salary to $850,000. Mr. Borick’s annual base salary remained at this level for 2013. For NEOs other than the CEO, base salary adjustments are based on recommendations of the CEO to the Compensation and Benefits Committee, taking into account the executive’s performance, competitive benchmarks and company performance. In setting 2013 salaries, the CEO and the Compensation and Benefits Committee reviewed the analysis and findings of the compensation consultant. Base salaries for NEOs other than the CEO are generally adjusted when deemed necessary to meet market competition or when appropriate to recognize increased responsibilities. On March 4, 2013, the following NEOs received merit based increases: Mr. Shiba received a 3% increase, Mr. Kakar received a 3% increase, and Mr. Nelson received a 3.75% increase. On April 15, 2013, Mr. Nelson received an additional 4.45% increase in recognition of increased responsibilities.

Performance-Based Annual Incentive Compensation and Bonuses

The 2013 short-term incentive program continues the program implemented in 2011 which provides a correlation to company performance by using EBITDA as a payout metric, coupled with an individual performance component. Mr. Borick earned a $595,000 bonus under the 2013 CEO Annual Incentive Performance Plan. Under the 2013 CEO Annual Incentive Bonus Plan, Mr. Borick was eligible to receive a cash bonus ranging from 39.2% to 70% of his base salary depending on Superior’s level of achievement of EBITDA goals, set forth below, which were set by the Compensation and Benefits Committee and approved by the Board of Directors. The 2013 CEO Annual Incentive Bonus Plan contained fixed and discretionary components. A fixed amount, expressed as a percentage of base salary, was payable based on the level of EBITDA attained, but could be adjusted downward by 30% at the discretion of the Compensation and Benefits Committee. The Compensation and Benefits Committee fixed the CEO’s cash bonus at 70% of base salary and did not elect to make a downward adjustment in 2013.

The following table illustrates the minimum and maximum payout opportunities and amount paid under the 2013 CEO Annual Incentive Bonus Plan:

EBITDA Goal ($)	% of EBITDA Target	Minimum Fixed % of CEO Salary Payable	Maximum Discretionary % of CEO Salary Payable	Actual Fixed % of CEO Salary Earned	Total Amount Paid
<52,000,000	<80.0	-	-
52,000,000	80.0%	39.2%	56.0%
65,000,000	100.0%	49.0%	70.0%
65,772,000*	101.2%	49.0%	70.0%	70.0%	$595,000
78,000,000	120.0%	49.0%	70.0%
>78,000,000	>120%	49.0%	70.0%

* Actual 2013 EBITDA achieved.

In March 2011, the company instituted a new Annual Incentive Performance Plan to provide annual cash incentives to our NEO’s and other high ranking executives, other than the CEO. The Annual Incentive Performance Plan contained fixed and discretionary components. A fixed amount, expressed as a percentage of base salary, was payable based on the level of EBITDA attained and the specific target bonus percentage for each NEO. Depending on achievement against pre-specified individual performance goals, the Compensation and Benefits Committee could exercise discretion to increase or decrease the fixed portion of the bonus earned by up to 20%. Under the Annual Incentive Performance Plan for 2013, the target bonus percentage for the NEOs ranged from 25% to 50% of base salary at a level where EBITDA was equal to the target.

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The following table illustrates the payout opportunities and amounts paid under the fixed and discretionary component of the Annual Incentive Performance Plan for 2013:

EBITDA Goal ($)	% of EBITDA Target	Fixed % of Salary Payable	Maximum Fixed % of Salary Payable	Fixed % of Salary Earned
<52,000,000	<80.0	-	-
52,000,000	80.0%	20% - 40%	5% - 8%
65,000,000	100.0%	25% - 50%	5% - 10%
65,772,000*	101.2%	25% - 51%	5% - 10%	25% - 51%
78,000,000	120.0%	30% - 60%	6% - 12%
>78,000,000	>120%	30% - 60%	6% - 12%

* Actual 2013 EBITDA achieved.

The following table shows the total amounts paid to the NEOs under the Annual Incentive Performance Plan for 2013:

Name	Total Amount Paid	Amount Paid as % of Salary
K. Shiba	$186,039	51.6%
M. O'Rourke	$156,237	45.5%
P. Kakar	$82,800	36.1%
R. Earnest	-	-
M. Nelson	$58,942	25.8%

The Compensation and Benefits Committee selected EBITDA as the financial performance component of the Annual Incentive Performance Plan for 2013, because it is an objective measure of core company performance, without considering matters such as interest income or expense, taxes, or depreciation and amortization, which generally do not impact operational efficiencies. The Compensation and Benefits Committee believes that this type of program, which combines objectively measureable financial goals with adjustments for individual performance, reinforces a company culture based on team contribution towards results and provides a clear line of sight for participants to understand individual rewards.

Long-Term Equity Incentive Compensation

Our Amended and Restated 2008 Equity Incentive Plan is designed to achieve four important goals:

•	Attract and retain qualified personnel for positions of substantial responsibility,
•	Motivate high levels of performance,
•	Recognize employee contributions to our success, and
•	Align the interests of plan participants with those of our shareholders.

Pursuant to the Amended and Restated 2008 Equity Incentive Plan, the Compensation and Benefits Committee has the authority to grant stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be earned based on continued service, performance objectives or a combination thereof. In 2010, for the first time, the Compensation and Benefits Committee approved awards of restricted stock for Superior’s officers, excluding the CEO. In 2013, the Compensation and Benefits Committee also approved awards of restricted stock for Superior’s CEO. Through 2013, the Compensation and Benefits Committee has only granted service-based stock options and restricted stock awards under the Amended and Restated 2008 Equity Incentive Plan. However, the Compensation and Benefits Committee continues to consider other types of equity awards and re-evaluate whether such awards are consistent with Superior’s compensation philosophy and shareholders’ interests.

The decision regarding the size of equity awards to each NEO is discretionary and is based on a number of factors:

•	Market pay practices,
•	Recent performance,
•	Recent and expected contributions,
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•	The number and timing of previous awards and the exercise price of options, and
•	The total numbers of awards to be granted.

Individual equity awards are based on recommendations of the CEO (other than with respect to his own awards), with the input of Human Resources, and then reviewed, adjusted as necessary, and approved by the Compensation and Benefits Committee. The Compensation and Benefits Committee considers market pay practices in this determination but does not solely rely on such data to identify the appropriate equity award levels. In granting equity awards, the Compensation and Benefits Committee also considers financial performance without regard to any specified formula.

In 2013, equity awards were limited to restricted stock, which vest one-third per year commencing one year after the grant date, based on continued service. Although the Compensation and Benefits Committee retains the authority to grant awards using a different vesting schedule, such as performance-based vesting, the Compensation and Benefits Committee selected time-based vesting for the 2013 awards because of its stronger effect on the retention of executives which is particularly important in the view of the Compensation and Benefits Committee in light of the current OEM industry environment.

The Compensation and Benefits Committee grants restricted stock because it continues to have value even if the stock price falls below the grant date value, giving it even stronger retention value than stock options, which enjoy higher upside leverage but have no current value if the stock price falls below the exercise price. Also, because full-value awards, such as restricted stock and restricted stock units, require fewer shares to deliver the same grant-date value as option or stock appreciation rights, they are more efficient in terms of the impact on shareholders’ equity dilution.

The Compensation and Benefits Committee typically considers equity grants for its NEOs and other key employees annually. In 2013, annual restricted stock awards were approved and granted to NEOs on August 30, 2013. Pursuant to a supplemental letter agreement to his employment agreement dated February 28, 2013, in lieu of an annual stock option grant of 120,000 shares, Mr. Borick was awarded 37,681 shares of restricted stock on June 12, 2013.

For new employees, the Compensation and Benefits Committee may approve an equity grant on the employee’s date of hire or as soon thereafter as is practicable. The Committee is authorized to grant equity awards at other times, as it may deem desirable. Pursuant to the Amended and Restated 2008 Equity Incentive Plan, the exercise price for stock options cannot be less than the closing stock price on the date of grant.

Retirement and Similar Benefits

Each NEO, other than Messrs. Shiba and Nelson, is a participant in Superior’s Salary Continuation Plan, which provides a retirement benefit for participants who terminate employment after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while in our employ prior to separation from service). Upon a qualifying termination, Superior will pay to the participant a benefit equal to 30% of his or her final average compensation over the preceding 36 months. For employee participants, final average compensation includes only base salary. The benefit is paid bi-weekly and continues for the longer of 10 years or until death, provided death occurs more than 10 years after the employee’s retirement date. The rights of Messrs. Borick, O’Rourke and Kakar have vested under the Salary Continuation Plan, while the rights of Mr. Earnest ceased upon his departure from Superior on September 18, 2013. The Salary Continuation Plan was closed to new participants in 2011 and, as a result, Messrs. Shiba and Nelson are not participants.

All employees may participate in Superior’s tax-qualified Savings and Retirement Plan which is a 401(k) plan. For fiscal year 2013, Superior matched 100% of the first 1% of before-tax contributions made to the plan and 50% of such contributions over 1% and up to 6%. However, Superior did not match employee contributions in excess of the legal limit of $17,500 ($23,000 for individuals older than 50 years of age) in 2013. All company contributions are vested 100% after two years of service.

Other Benefits

Superior provides NEOs with incidental benefits that the Compensation and Benefits Committee believes are reasonable and consistent with the competitive market. The primary benefits are an automobile allowance and life insurance benefits. In addition, the NEOs may participate in Superior’s health and welfare benefit plans that are available to other executives and employees. Mr. Borick was permitted personal use of the company aircraft, as specified in footnote 5 to the “Summary Compensation Table.”

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Change in Control Severance Plan

The NEOs participate in the Executive Change in Control Severance Plan. The plan is intended to encourage executive officers to remain employed with the company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control. The amounts to be paid under the plan help ensure that the interests of Superior’s executives will be materially consistent with the interests of Superior’s shareholders when considering corporate transactions. Under the plan, if the employment of an NEO is terminated within two years following a change in control, the NEO will receive a multiple of the sum of his or her annual base salary and target annual bonus, paid in a lump sum within 60 days after termination. The multiple applied depends upon the class of participation in the plan, and can vary from two-times to one-half times the annual compensation base. The NEO would also receive a pro-rata target annual bonus for the year in which the change in control occurs. The Compensation and Benefits Committee considers these protections to be an important part of the NEOs’ compensation and consistent with competitive market practices.

Other Termination or Change in Control Benefits

Upon a change of control of Superior, participants will fully vest in the benefits provided under the Salary Continuation Plan. Moreover, the Amended and Restated 2008 Equity Incentive Plan provides that all outstanding equity awards will become fully vested upon the occurrence of a change in control unless the award agreement provides otherwise or the award is assumed by the successor entity. If the awards are assumed by the successor entity, a “double-trigger” vesting applies, so that a participant’s awards vest if he incurs a qualifying termination within two years after the change of control.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that Superior may deduct in any one year with respect to its NEOs other than the CFO. However, compensation that qualifies for the performance-based compensation exemption from Section 162(m) is fully deductible, without regard to the limits of Section 162(m).

The CEO Annual Incentive Plan, and the Amended and Restated 2008 Equity Incentive Plan allow the Compensation and Benefits Committee to grant incentive awards that may qualify for the performance-based compensation exemption from Section 162(m). However, to maintain flexibility in compensating our executives, the Compensation and Benefits Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation and Benefits Committee believes that such payments are appropriate. Service-based restricted stock awards are not eligible for the performance-based compensation exemption. The deductibility of the compensation paid to the CEO and other NEOs in 2013 was not limited by Section 162(m) of the Internal Revenue Code.

Risk Assessment of Overall Compensation Program

The Compensation and Benefits Committee has designed Superior’s compensation programs to avoid excessive risk-taking. The following are some of the features that are designed to help Superior appropriately manage compensation-related business risk:

•	Diversification of incentive-related risk by employing a variety of performance measures, including financial performance;
•	Fixed maximum award levels for performance-based awards; and
•	An assortment of vehicles for delivering compensation, including cash and equity based incentives with different time horizons, to focus our executives on specific objectives that help us achieve Superior’s business plan and create an alignment with long-term shareholder interests.

The Compensation and Benefits Committee has reviewed with management the design and operation of Superior’s incentive compensation arrangements for all managers and executive officers, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not encourage inappropriate risk taking that could impose unnecessary or excessive risk to the value of Superior or the investments of Superior’s shareholders. In connection with such review, the Compensation and Benefits Committee identified certain internal and external factors that comprise Superior’s primary business risks, and then reviewed Superior’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate the identified business risks.

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In conducting this assessment, the Compensation and Benefits Committee considered the performance objectives and target levels used in connection with these incentive awards and also the features of Superior’s compensation program that are designed to mitigate compensation-related risk, including those discussed above. Based on such assessment, the Compensation and Benefits Committee concluded that Superior’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Superior.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or under the Exchange Act that might incorporate future filings made by Superior under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by Superior under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2014 Annual Meeting of shareholders.

Submitted by the Compensation and Benefits Committee of the Board of Directors

Timothy C. McQuay, Chairperson

Sheldon I. Ausman

James S. McElya

Francisco S. Uranga

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Summary Compensation Table

The following table provides summary information concerning the compensation earned for services rendered in all capacities to Superior by its Chief Executive Officer, its Chief Financial Officer, each of its other three most highly compensated executive officers whose total compensation for 2013 was in excess of $100,000 and who were serving as executive officers at the end of 2013, and an individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of 2013.

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
								Change in
								Pension Value
								and Nonqualified
							Non-Equity	Deferred
				Stock		Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus (1)	Awards (2)		Awards (3)	Compensation	Earnings (4)(7)	Compensation (5)	Total
Principal Position	Year	$	$	$		$	$	$	$	$
Steven J. Borick**	2013	$850,000	$—	$1,345,211	(i)	$296,850	$595,000	$—	$1,052,618	$2,794,468
Chairman, Chief Executive	2012	$850,000	$—	$—		$653,455	$591,023	$470,369	$107,552	$2,672,399
Officer and President	2011	$850,000	$—	$—		$625,645	$350,000	$417,399	$110,252	$2,353,296
Kerry A. Shiba (6)	2013	$360,707	$—	$113,360		$—	$186,039	$—	$19,815	$679,921
Executive Vice President and	2012	$355,653	$70,000	$41,900		$55,862	$177,307	$—	$31,397	$732,119
Chief Financial Officer	2011	$336,730	$—	$56,425		$75,115	$102,000	$—	$12,843	$583,113
Michael J. O'Rourke	2013	$343,118	$—	$113,360		$—	$156,237	$—	$19,215	$631,930
Executive Vice President - Sales,	2012	$343,118	$50,000	$41,900		$55,862	$153,371	$219,477	$19,040	$882,768
Marketing and Operations	2011	$341,196	$—	$67,710		$87,635	$107,000	$181,728	$18,559	$803,828
Parveen Kakar	2013	$229,343	$—	$69,760		$—	$82,800	$—	$17,092	$398,995
Senior Vice President Corporate	2012	$225,921	$40,000	$33,520		$41,897	$78,914	$130,148	$8,362	$558,762
Engineering and Corp. Dev.	2011	$220,209	$—	$45,140		$56,337	$52,500	$102,710	$8,543	$485,439
Robert A. Earnest**	2013	$208,832	$—	$—		$—	$—	$—	$239,950	$448,782
Vice President - General	2012	$285,770	$30,000	$33,520		$41,897	$127,737	$170,262	$19,001	$708,178
Counsel and Corporate Secretary	2011	$284,430	$—	$45,140		$56,337	$67,500	$135,270	$18,245	$606,922
Michael D. Nelson (6)	2013	$228,392	$—	$43,600		$—	$58,942	$—	$17,944	$348,878
Vice President Controller and	2012	$214,040	$30,000	$20,112		$16,293	$53,391	$—	$15,090	$348,926
Principal Accounting Officer	2011	$133,269	$—	$45,000		$93,667	$29,548	$—	$7,441	$308,925

** Steven J. Borick resigned as President and CEO effective March 31, 2014; on October 14, 2013, Superior and Mr. Borick entered into a Separation Agreement, providing for Mr. Borick’s separation from employment and several other payments discussed in more detail below under the heading “Potential Payments upon Termination of Employment or Change in Control.” Robert A. Earnest resigned as Vice President, General Counsel and Corporate Secretary effective September 18, 2013.

(1) Represents one-time special merit bonuses to recognize extraordinary efforts during 2012 related to certain corporate development projects.

(2) Reflects the aggregate grant date fair value of restricted stock awards granted pursuant to Superior’s Amended and Restated 2008 Equity Incentive Plan to each of the NEOs computed in accordance with FASB ASC 718 and based on the fair market value of Superior’s common stock on the date of grant. Mr. Borick’s 2013 aggregate grant date fair value of restricted stock awards includes $669,591 related to his June 2013 grant of 37,681 shares of restricted stock and $675,620 of incremental fair value associated with the modification of the June 2013 award solely to provide accelerated vesting rights, in accordance with his Separation Agreement dated October 14, 2013. See “Potential Payments upon Termination of Employment or Change in Control.”

(3) Reflects the aggregate grant date fair value of option awards granted pursuant to Superior’s Amended and Restated 2008 Equity Incentive Plan to each of the NEOs computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 12 to Superior’s audited financial statements for the fiscal year ended December 29, 2013, included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2013. Mr. Borick’s 2013 aggregate grant date fair value of option awards includes the incremental fair value associated with the modification of 1,345,211 outstanding options, solely to provide accelerated vesting rights, in accordance with his Separation Agreement dated October 14, 2013. The incremental fair value associated with the modification of his outstanding awards was calculated in accordance with FASB ASC 718 using the Black-Scholes option-pricing model with the following assumptions:

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a)	Expected dividend yield of 4% - this assumed that cash dividends of $0.18 per share would be paid each quarter on our common stock.
b)	Expected weighted average volatility of 31% - expected weighted average volatility is based on the historical volatility of our stock price, over the term of 2 years.
c)	Weighted average risk-free interest rate of 0.2% - the risk-free rate is based upon the rate on a U.S. Treasury note for the period representing the expected term of the option.
d)	Weighted average expected life of 1 year- the expected term of the options was based on the remaining contractual lives of outstanding options, expected employment termination behavior and exercise behavior.

(4) Reflects the amounts of the actuarial increase in the present value of each NEO’s benefits under Superior’s Salary Continuation Plan, determined using the same assumptions used for financial statement reporting purposes, as reflected in Note 9 to Superior’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2013. The rights of Messrs. Borick, O’Rourke, and Kakar have vested under the Salary Continuation Plan, while the rights of Mr. Earnest ceased upon termination of his employment on September 18, 2013, resulting in a $665,708 curtailment of plan benefits. Messrs. Shiba and Nelson are not participants in the Salary Continuation Plan, as Mr. Shiba was hired shortly before the Salary Continuation Plan was closed to new applicants and Mr. Nelson was hired after the Salary Continuation Plan was closed to new participants in early 2011.

(5) The amounts shown generally include matching contributions allocated by Superior to each NEO pursuant to the Savings and Retirement Plan, the value attributable to life insurance premiums paid by Superior on behalf of the NEOs, and a car allowance for each of the NEOs except Mr. Kakar.

Mr. Borick’s other compensation in 2013 also included amounts earned under his Separation Agreement, including $621,356 related to the lump-sum cash payment due on his Separation Date (as defined in the Separation Agreement) and $310,735 estimated value earned on a stock grant to be awarded on his Separation Date. Also included in Mr. Borick’s other compensation in 2013 is an annual car allowance totaling $36,000, and imputed income for the personal use of the company’s aircraft totaling $82,548.

With respect to the personal use of the company’s aircraft, the amount required to be reported represents the incremental cost of providing the benefit and not the total cost or the value of the benefit to the recipient. Superior has computed the incremental aircraft cost on a per hour basis by including:

•	The cost of fuel, oil, catering expenses and crew travel expenses;
•	Landing, parking, flight planning, customs and similar fees;
•	The cost of flight-related maintenance; and
•	The dollar value of the lost tax deductions for expenses that exceed the amounts reported as income for the NEOs.

Mr. Earnest’s other compensation included a lump sum severance payment of $220,000 paid under his Severance Agreement dated August 22, 2013, see “Potential Payments upon Termination of Employment or Change in Control” and a payment of $4,150 toward vacation pay for Mr. Earnest. The grant date fair value of options and restricted stock awards forfeited upon his resignation totaled $450,221.

(6) Mr. Nelson was appointed Vice President and Principal Accounting Officer of the company on May 9, 2011. Accordingly, the amounts shown for 2011 represent the various components of compensation since that date.

(7) The actuarial present value of employee benefits under the Salary Continuation Plan declined in 2013 due to the rise of the discount rate, from 4.0% in 2012 to 4.8% in 2013. This resulted in the following negative changes in Salary Continuation Plan values: Mr. Borick - $157,251; Mr. O’Rourke - $83,759 and Mr. Kakar - $53,174.

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Grants of Plan Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the year ended December 29, 2013.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of	All Other Option Awards:	Exercise or Base	Grant Date Fair
Name	Grant Date	Threshold $	Target $	Maximum $	Shares of Stock or Units #	Number of Securities Underlying Options #	Price of Option Awards $/Share	Value of Stock Option Awards (2) $
Steven J. Borick	6/12/2013	—	—	—	37,681	—	$—	$1,345,211	(i)
		416,500	595,000	595,000
Kerry A. Shiba	8/30/2013	—	—	—	6,500	—	$—	$113,360
		144,283	180,354	216,424
Michael J. O'Rourke	8/30/2013	—	—	—	6,500	—	$—	$113,360
		123,522	154,403	185,284
Parveen Kakar	8/30/2013				4,000	—	$—	$69,760
		65,096	81,370	97,644
Robert A. Earnest	8/30/2013	—	—	—	—	—	$—	—
		0	0	0
Michael D. Nelson	8/30/2013				2,500	—	$—	$43,600
		45,678	57,098	68,518

(i) The $1,345,211 includes $675,620 revaluation impact relating to the modification of Mr. Borick’s restricted stock.

(1) Represents threshold, target and maximum payout opportunities under Superior’s annual cash incentive programs for the NEOs. Actual amounts earned by the NEOs under these programs are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Detailed information regarding these plans for the CEO and the other NEOs can be found under Compensation Discussion and Analysis – 2013 Executive Compensation Components – Performance-Based Annual Incentive Compensation and Bonuses in this Proxy Statement.

(2) Reflects the aggregate grant date fair value of restricted stock and option awards granted pursuant to the Amended and Restated 2008 Equity Incentive Plan computed in accordance with FASB ACS Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to Superior’s audited financial statements for the fiscal year ended December 29, 2013, included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2013. Mr. Borick’s 2013 aggregate grant date fair value of restricted stock awards includes $669,591 related to his June 2013 grant of 37,681 shares of restricted stock and $675,620 of incremental fair value associated with the modification of this award resulting from his Separation Agreement.

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No options were granted to the NEOs in 2013. Mr. Borick’s Separation Agreement provides that on the Separation Date he will be granted a number of shares of common stock equal to the Black-Scholes value of an annual award of 120,000 stock options that Mr. Borick would have been eligible to receive under Superior's 2008 Amended and Restated Equity Incentive Plan, divided by Superior's closing stock price as reported on the New York Stock Exchange on the Separation Date (or if no price is reported on that day, then the last day prior to such day on which a price is reported). Additionally, Mr. Borick’s unvested stock options and restricted stock awards will vest on the Separation Date, per the terms of his Separation Agreement. For the other NEOs, grants of Plan-Based Awards have a term of 10 years and vest 33% on the first, second and third anniversaries of the grant date.

Employment Agreements

Steven J. Borick, Former President and CEO

From December 31, 2010 until it was superseded by a Separation Agreement on October 14, 2013, Superior had an Executive Employment Agreement with Mr. Borick as President and Chief Executive Officer. See the Separation Agreement discussion below under “Potential Payments upon Termination of Employment or Change in Control.” Prior to that, Superior and Mr. Borick had an Executive Employment Agreement which was effective from January 1, 2005 until its expiration on December 31, 2010. The 2010 Executive Employment Agreement provided for:

•	a five year term, with one-year renewal periods,
•	a minimum annual base salary of $850,000, which was set at $850,000 during 2013,
•	equity compensation commencing March 1, 2011, in the form of an annual stock option grant of 120,000 shares per year (until a new long-term incentive plan is implemented), plus the ability to participate in our annual grant, which is discretionary on the part of the Committee,
•	an automobile allowance,
•	life insurance, and
•	other customary employee benefits.

Pursuant to the Executive Employment Agreement, if Mr. Borick’s employment were terminated by Superior without cause, he would receive one year’s base salary, payable monthly. The Executive Employment Agreement further provided that if his employment were terminated by Superior without cause, or by him for good reason, within one year following a change in control, Mr. Borick would receive three year’s base salary (i.e., currently $2,550,000), paid in one lump sum within 70 days after termination.

Donald J. Stebbins, President and CEO

On April 30, 2014, in connection with his appointment as President and Chief Executive Officer, Superior and Donald J. Stebbins entered into an Executive Employment Agreement effective as of May 5, 2014 (the “Employment Agreement”). The Employment Agreement is for a three year term that expires on April 30, 2017, with additional one-year automatic renewals unless either Mr. Stebbins or Superior provides advance notice of nonrenewal of the Employment Agreement. The Employment Agreement provides for an annual base salary of $900,000. Mr. Stebbins may receive annual bonuses based on attainment of performance goals, determined by Superior’s independent compensation committee, in the amount of 80% of annual base salary at threshold level performance, 100% of annual base salary at target level performance, and up to a maximum of 200% of annual base salary for performance substantially above target level.

Mr. Stebbins received inducement grants of restricted stock for 50,000 shares vesting April 30, 2017, and for an additional number of shares equal to $1,602,920 divided by the per share value of Superior’s common stock on May 5, 2014, with the additional shares vesting on December 31, 2016. In addition, beginning in 2015, Mr. Stebbins will be granted restricted stock unit awards each year under Superior's 2008 Equity Incentive Plan, or any successor equity plan. Under the Employment Agreement, Mr. Stebbins is to be granted time-vested restricted stock units each year, cliff vesting at the third fiscal year end following grant, for a number of shares equal to 66.67% of his annual base salary divided by the per share value of Superior’s common stock on the date of grant. Additionally, Mr. Stebbins is to be granted performance-vested restricted stock units each year, vesting based on company performance goals established by the independent compensation committee during the three fiscal years following grant, for a maximum number of shares equal to 200% of his annual base salary divided by the per share value of Superior’s common stock on the date of grant.

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In general, the equity awards vest only if Mr. Stebbins continues in employment with Superior through the vesting date or end of the performance period. A prorated portion of the inducement grants of restricted stock vest upon Mr. Stebbins’ termination of employment as a result of death or disability. Vesting of the initial 50,000 share restricted stock grant partially accelerates if Mr. Stebbins is terminated without “cause” or resigns for “good reason.” If Mr. Stebbins is terminated without “cause” or resigns for “good reason” within one year following a change in control of Superior, all of the restricted stock and time-vested restricted stock units become vested in full, and the performance-vested restricted stock units are to vest and be converted into shares based upon the level of attainment of performance goals through the change in control date.

The Employment Agreement includes a clawback of unearned incentive compensation paid based upon inaccurate financial results or erroneous information.

Superior also provides Mr. Stebbins a monthly housing and travel of allowance during a 12 month transition period, a monthly automobile allowance and reimbursement of certain attorneys’ fees in connection with entering into the Employment Agreement. Mr. Stebbins is entitled to four weeks annual paid vacation and to participate in all benefit plans generally made available to executive officers of Superior.

The Employment Agreement provides Mr. Stebbins a lump sum severance payment of one year's base salary plus a prorated amount of his current year annual bonus at target level, and 12 months’ health care continuation, if he is terminated without “cause” or resigns for “good reason” other than within one year following a change in control of Superior. The severance payment is two year's base salary and two times current year annual bonus at target level, and health care continuation is 24 months, if Mr. Stebbins is terminated without “cause” or resigns for “good reason” within one year following a change in control of Superior. These severance payments and benefits, and the acceleration of equity awards described above, are conditioned upon Mr. Stebbins providing Superior a release of claims.

The Employment Agreement does not provide a gross up for taxes incurred from receiving excess parachute payments on a change in control. The benefits under the Employment Agreement are to be reduced to the extent necessary to avoid the excise tax under Section 4999 of the Internal Revenue Code if such reduction results in a higher after-tax amount to Mr. Stebbins.

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Outstanding Equity Awards at 2013 Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by the NEOs at December 29, 2013.

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)
		Number of
	Number of	Securities			Number	Market Value
	Securities	Underlying			of Shares	of Shares
	Underlying	Unexercised	Option		or Units of Stock	or Units of Stock
	Unexercised	Options	Exercise	Option	That Have Not	That Have Not
	Options	Unexercisable (#)	Price	Expiration	Vested (1)	Vested (2)
Name	Exercisable (#)	(1)	($)	Date	(#)	($)
Steven J. Borick	—	—	—	6/12/2023	37,681	$776,229
	30,000	90,000	$19.19	3/12/2022	—	—
	60,000	60,000	$19.53	3/1/2021	—	—
	60,000	30,000	$14.85	3/1/2020	—	—
	73,430	0	$15.17	8/14/2019	—	—
	75,000	0	$21.84	5/16/2018	—	—
	120,000	0	$17.70	3/3/2018	—	—
	50,000	0	$18.55	12/12/2017	—	—
	120,000	0	$21.72	3/16/2017	—	—
	200,000	0	$17.56	8/9/2016	—	—
	120,000	0	$21.97	3/1/2016	—	—
	150,000	0	$25.00	3/23/2015	—	—
	100,000	0	$34.08	4/30/2014	—	—
Kerry A. Shiba	—	—	—	8/30/2023	6,500	$133,900
	4,000	8,000	$16.76	5/4/2022	1,667	$34,340
	8,000	4,000	$22.57	5/13/2021	833	$17,160
	18,750	6,250	$17.71	10/28/2020	1,000	$20,600
Michael J. O'Rourke	—	—	—	8/30/2023	6,500	$133,900
	4,000	8,000	$16.76	5/4/2022	1,667	$34,340
	9,333	4,667	$22.57	5/13/2021	1,000	$20,600
	11,250	3,750	$16.32	5/20/2020	1,000	$20,600
	23,000	0	$15.17	8/14/2019	0	0
	22,000	0	$21.84	5/16/2018	0	0
	15,000	0	$18.55	12/12/2017	0	0
	35,000	0	$17.56	8/9/2016	0	0
	25,000	0	$25.00	3/23/2015	0	0
	7,500	0	$34.08	4/30/2014	0	0
Parveen Kakar	—	—	—	8/30/2023	4,000	$82,400
	3,000	6,000	$16.76	5/4/2022	1,333	$27,460
	6,000	3,000	$22.57	5/13/2021	667	$13,740
	3,750	1,250	$16.32	5/20/2020	1,000	$20,600
	4,500	0	$15.17	8/14/2019	0	—
	15,000	0	$21.84	5/16/2018	0	—
	12,000	0	$18.55	12/12/2017	0	—
	15,000	0	$25.00	3/23/2015	0	—
	1,500	0	$34.08	4/30/2014	0	—
Michael D. Nelson	—	—	—	8/30/2023	2,500	$51,500
	—	2,333	$16.76	5/4/2022	800	$16,480
	10,000	5,000	$22.50	5/9/2021	667	$13,740

(1) All option grants and restricted stock awards to Mr. Borick, vested upon his separation on March 31, 2014, per the terms of his Separation Agreement. Options granted other than to Mr. Borick and having expiration dates in 2021 or later (i.e., those granted in 2011 or later), vest in annual installments over three years. All restricted share awards in 2010 vest in annual installments over four years. In 2013, 2012 and 2011, all restricted share awards vest in annual installments over three years.

(2) Reflects the value calculated by multiplying the number of share or units by $20.60, which was the closing price of Superior’s stock on December 27, 2013, the last trading day in our 2013 fiscal year.

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Option Exercises and Stock Vested in Fiscal Year 2013

The following table summarizes the option exercised and vesting of restricted stock award for the NEOs for fiscal year ended December 29, 2013.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven J. Borick	66,570	$513,883	—	—

Kerry A. Shiba	—	$—	2,667	$49,746

Michael J. O'Rourke	—	$—	2,833	$51,572

Parveen Kakar	20,000	$45,748	2,334	$42,532

Robert A. Earnest	21,750	$24,126	2,334	$42,532

Michael D. Nelson	—	$—	1,067	$19,350

(1) The value realized reported in column (c) above was computed by multiplying the number of shares for which the option was exercised by the excess of (i) the closing stock price of Superior’s common stock on the date of exercise over (ii) the exercise price per share.

(2) The value realized reported in column (e) above was computed by multiplying the number of shares of restricted stock vesting by the closing stock price of Superior’s common stock on the date of vesting.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about securities authorized for issuance under Superior’s equity compensation plans. The features of these plans are described in Note 12 to Superior’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 29, 2013.

(a)	(b)	(c)	(d)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuances under equity compensation plans (2)
Equity Compensation Plans
approved by security holders	2,464,106	20.31	1,978,885
Equity Compensation Plans not
approved by security holders	-	-	-

Total	2,464,106	20.31	1,978,885

(1) As of December 29, 2013, the average remaining term of all outstanding options is 4.2 years.

(2) Represents the number of remaining shares available for grant as of December 29, 2013 under the Amended and Restated 2008 Equity Incentive Plan. All shares remaining available for future issuance as of December 29, 2013 may be used for grants of options or stock appreciation rights, whereas 600,000 of these shares may be granted as full-value awards. As of April 25, 2014, there were 856,395 aggregate shares issuable pursuant to options granted under the Amended and Restated 2008 Stock Incentive Plan. Also as of April 25, 2014, there were 27,135,288 shares of common stock issued and outstanding.

Pension Benefits

The following table summarizes the present value of benefits under Superior’s Salary Continuation Plan for each of the NEOs as of December 29, 2013.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name (1)	Number of Years Credited Service (2) (#)	Present Value of Accumulated Benefit (3) ($)	Payments During Last Fiscal Year ($)

Steven J. Borick	Salary Continuation Plan	—	$2,645,610	$—

Kerry A. Shiba	Salary Continuation Plan	—	$—	$—

Michael J. O'Rourke	Salary Continuation Plan	—	$733,865	$—

Parveen Kakar	Salary Continuation Plan	—	$384,760	$—

Robert A. Earnest	Salary Continuation Plan	—	$—	$—

Michael D. Nelson	Salary Continuation Plan	—	$—	$—

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(1) Pursuant to the Salary Continuation Plan, after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while employed by Superior), the Salary Continuation Plan provides for Superior to pay to the individual, upon ceasing to be employed by Superior for any reason, a benefit equal to 30% of the employee’s final average compensation over the preceding 36 months. Final average compensation only includes base salary for employees. The benefit is paid weekly and continues for the later of 10 years or until death, provided death occurs more than 10 years following the employee’s retirement date.

(2) “Years of credited service” does not apply to the Salary Continuation Plan. The rights of Messrs. S. Borick, O’Rourke and Kakar are vested under the Salary Continuation Plan and, thus, they are entitled to receive Salary Continuation Plan benefits upon retirement. The rights of Mr. Earnest ceased upon his departure from the company on September 18, 2013. Messrs. Shiba and Nelson are not participants in the Salary Continuation Plan, as Mr. Shiba was hired shortly before the Salary Continuation Plan was closed to new participants and Mr. Nelson was hired after the Salary Continuation Plan was closed to new participants in early 2011.

(3) Represents the present value of accumulated benefits payable to each of the NEOs, under the Salary Continuation Plan, determined using the same assumptions described in Note 9 to Superior’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 29, 2013.

Nonqualified Deferred Compensation. Superior does not have any nonqualified deferred compensation plans other than the Salary Continuation Plan.

Potential Payments upon Termination of Employment or Change in Control

Other than Mr. Borick, our former President and CEO, and Mr. Stebbins, our current President and CEO, none of Superior’s NEOs has had an employment agreement specifying a term of employment, and their employment may be terminated at any time. However, Superior does provide severance benefits upon the termination of a NEO’s employment under certain prescribed circumstances.

Employment Agreement with Mr. Borick. Prior to being superseded by his Separation Agreement on October 14, 2013, Mr. Borick had an Executive Employment Agreement with Superior effective December 31, 2010. Pursuant to that employment agreement, if Mr. Borick’s employment were terminated by Superior without cause, he would receive severance equal to one year’s base salary, paid over a 12 month period. The Executive Employment Agreement further provided that if his employment were terminated without cause, or he resigned for good reason, within one year following a change in control, he would receive severance equal to three years’ base salary, paid in one lump sum. For any other terminations, Superior would have no further obligation to Mr. Borick under his employment agreement other than to pay any accrued compensation and unreimbursed business expenses through the date of termination. Any payment of severance under the employment agreement was conditioned on Mr. Borick signing a release of claims and was further conditioned on his compliance with a one year covenant not to solicit Superior’s customers or employees and certain covenants of confidentiality and non-disparagement.

On October 14, 2013, Superior and Mr. Borick entered into a Separation Agreement providing for Mr. Borick's separation from employment as President and Chief Executive Officer, effective upon the earlier of March 31, 2014 or the announcement of the hiring of a successor to such offices. Under the Separation Agreement, in addition to payment of his salary and accrued vacation through the Separation Date, Superior paid or provided Mr. Borick with the following:

•	A lump-sum cash payment in an amount equal to (i) $1,345,833 (eighteen months of Mr. Borick's current base salary and an amount equal to an additional 30 days of compensation at Mr. Borick's current salary rate), less applicable withholding amounts, plus (ii) if the Separation Date occurs prior to March 31, 2014, the amount of base salary that would have been payable to Mr. Borick during the period beginning on the Separation Date and ending on March 31, 2014;
•	A lump-sum cash payment in an amount equal to that which Mr. Borick is eligible to receive under Superior's CEO Annual Incentive Performance Plan for 2013, calculated as though Mr. Borick remains employed by Superior as of the end of the calendar year 2013;
•	A grant of a number of shares of Superior common stock equal to the Black-Scholes value of an annual award of 120,000 stock options that Mr. Borick would have been eligible to receive under the Amended and Restated 2008 Equity Incentive Plan, divided by Superior’s closing stock price as reported on the New York Stock Exchange on the Separation Date (or if no price is reported on that day, then the last day prior to such day on which a price is reported); and
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•	Vesting of all of Mr. Borick's unvested stock options and unvested restricted stock.

The Separation Agreement provides that if a change of control occurs pursuant to an agreement executed prior to March 31, 2014, Mr. Borick would receive, in lieu of the first lump-sum payment described above, any higher amount that he would have received under his employment agreement related to a termination other than for cause or disability within one year of a change of control. The Separation Agreement contains provisions regarding a release of claims; continuation of covenants by Mr. Borick found in his employment agreement related to confidentiality, records, non-solicitation and non-disparagement; Mr. Borick's cooperation in connection with the transition of his duties to a new president or chief executive officer; Superior maintaining current directors' and officers' liability insurance policies; and reimbursement of Mr. Borick's reasonable attorneys’ fees in connection with the Separation Agreement.

On October 14, 2013, Superior and Mr. Borick also entered into a Consulting Agreement under which Mr. Borick will provide consulting services to Superior for a twelve-month period beginning on the later of the Separation Date or the date on which he ceases being a member of the Board of Directors (provided, such period shall begin no later than the date of Superior's annual meeting of shareholders in 2015), in exchange for monthly payments of $5,000.

Employment Agreement with Mr. Stebbins. For a description of benefits upon termination of employment or change of controls, see “-Employment Agreements” above.

Severance Agreement with Mr. Earnest. On August 22, 2013, Superior and Mr. Earnest entered into a Severance Agreement under which Superior agreed to pay Mr. Earnest, in addition to all accrued salary and unused vacation, a lump sum payment of $220,000, less applicable withholding amounts. The Severance Agreement contains provisions regarding a release of claims, non-disparagement, proprietary information, non-participation in actions against Superior and a two year cooperation commitment.

Executive Change in Control Severance Plan. Under the Executive Change in Control Severance Plan, in which all of the current NEOs participate, each NEO is entitled to receive a multiple of the sum of his annual base salary and target annual bonus, paid in a lump sum within 60 days after termination. The multiple applied depends upon each NEO’s class of participation in the plan, which varies from two-times to one time the NEO’s annual compensation base. Each NEO is also entitled to receive a pro-rata target annual bonus for the year in which the change in control occurs. Although Mr. Borick is a participant in this plan, he cannot receive any benefit under this plan if he is entitled to a larger benefit under a different plan or agreement, including his employment agreement.

Other Arrangements. The Salary Continuation Plan, in which all of the current NEOs other than Messrs. Shiba and Nelson participate, provides salary continuation benefits upon termination of employment due to a change in control. All of the NEOs who participate in the Salary Continuation Plan are already vested in their Salary Continuation Plan benefits.

Summary of Potential Termination Payments and Benefits. The following table summarizes the value of the termination payments and benefits that each of our NEOs would receive if he had terminated employment on December 29, 2013 under the circumstances shown. The table does not take in to account the Separation Agreement between Mr. Borick and the Company.  The Separation Agreement reflects the actual payments due to Mr. Borick rather than the hypothetical payments illustrated below.  Accordingly, the disclosure under “Potential Payments upon Termination of Employment or Change in Control” should be reviewed to understand the actual payments that Mr. Borick received and became entitled to in connection with his separation. The amounts shown in the tables do not include accrued but unpaid salary, earned annual bonus for 2013, or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan, and death or disability benefits under our generally available welfare programs. This table also does not include the value of unvested equity awards that vest on a change in control, as those amounts are shown in the next table and are not contingent on a termination of employment.

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Name	Termination for Cause or Voluntary Resignation ($)	Termination without cause ($)	Retirement ($)	Death ($)	Disability ($)	Termination without Cause or Resignation For Good Reason in connection with a Change in Control ($)
Steven J. Borick
Cash Severance	—	—	—	—	—	2,890,000
SCP (1)(3)	2,645,610	2,645,610	2,645,610	2,645,610	2,645,610	2,645,610
Total	2,645,610	2,645,610	2,645,610	2,645,610	2,645,610	5,535,610
Kerry A. Shiba
Cash Severance	—	—	—	—	—	1,082,121
SCP (2)	—	—	—	—	—	—
Total	—	—	—	—	—	1,082,121
Michael J. O'Rourke
Cash Severance	—	—	—	—	—	995,042
SCP (1)	733,865	733,865	733,865	733,865	733,865	733,865
Total	733,865	733,865	733,865	733,865	733,865	1,728,907
Parveen Kakar
Cash Severance						619,226
SCP (1)	384,760	384,760	384,760			384,760
Total	384,760	384,760	384,760	384,760	384,760	1,003,986
Robert A. Earnest
Cash Severance	—	—	—	—	—	—
SCP (1)	—	—	—	—	—	—
Total	—	—	—	—	—	—
Michael D. Nelson
Cash Severance	—	—	—	—	—	285,490
SCP (2)	—	—	—	—	—	—
Total	—	—	—	—	—	285,490

(1) Represents the actuarially calculated present value of the NEOs’ vested account balance in the Salary Continuation Plan as of December 29, 2013, determined using the same assumptions described in Note 9 to Superior’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 29, 2013. The rights of Messrs. Borick, O’Rourke and Kakar under the Salary Continuation Plan are vested and, thus, each such officer is entitled to receive payments under the Salary Continuation Plan upon the later of age 65 or his separation from service for any reason. The rights of Mr. Earnest under the Salary Continuation Plan ceased upon termination of his employee on September 18, 2013.

(2) Messrs. Shiba and Nelson are not participants in the Salary Continuation Plan, as Mr. Shiba was hired shortly before the Salary Continuation Plan was closed to new applicants and Mr. Nelson was hired after the Salary Continuation Plan was closed to new participants in early 2011.

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(3) The following represents the payments that would have been applicable in the absence of the Separation Agreement between Mr. Borick and the company.  The Separation Agreement reflects the actual payments due to Mr. Borick rather than the hypothetical payments illustrated here.  Accordingly, the disclosure under “Potential Payments upon Termination of Employment or Change in Control” should be reviewed to understand the actual payments that Mr. Borick received and became entitled to in connection with his separation.

Change in Control Provisions under Other Agreements. The Amended and Restated 2008 Equity Incentive Plan provides that a change in control occurs upon the occurrence of any of the following: (1) any person becomes the beneficial owner of securities representing 50% or more of the total voting power of Superior’s outstanding voting securities; (2) consummation of a sale or disposition by Superior of all or substantially all of its assets; (3) consummation of a merger or consolidation of Superior with any other corporation, unless Superior’s shareholders continue to control at least 50% of the total voting power of the successor entity; or (4) Superior’s shareholders approve a plan of complete liquidation of the company.

The Amended and Restated 2008 Equity Incentive Plan provides that, unless otherwise provided in an applicable award agreement, the occurrence of a change in control results in immediate vesting of outstanding equity awards, unless the awards are assumed by the successor company.

The following table shows the total additional value of the equity awards that would be payable to each of the NEOs under the accelerated vesting provisions of the Amended and Restated 2008 Equity Incentive Plan upon the occurrence of a change in control as of December 29, 2013 and assuming that the successor company did not assume the awards.

Named Executive Officer	Stock Options ($) (1)	Restricted Stock ($) (2)	Total ($)
Steven J. Borick	363,600	776,229	1,139,829
Kerry A. Shiba	48,783	206,000	254,783
Michael J. O'Rourke	46,770	209,440	256,210
Parveen Kakar	28,390	144,200	172,590
Robert A. Earnest	0	0	0
Michael D. Nelson	8,959	81,720	90,679

(1) Represents the value of the unvested awards at December 29, 2013. Stock options are valued based on the excess, if any, of (i) the closing price of our common stock on the New York Stock Exchange on December 27, 2013, the last trading day in our 2013 fiscal year, of $20.60, over (ii) the exercise price of the option.

(2) Represents the value of the unvested awards at December 29, 2013. Awards of restricted stock are valued based upon the closing price of our common stock on the New York Stock Exchange on December 27, 2013, the last trading day in our 2013 fiscal year, of $20.60.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Superior specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Superior’s management and Deloitte & Touche LLP the audited consolidated financial statements of Superior contained in Superior’s Annual Report on Form 10-K for the 2013 fiscal year. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed pursuant to applicable auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Superior.

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Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Superior’s Annual Report on Form 10-K for its 2013 fiscal year for filing with the SEC.

Submitted by the Audit Committee

Sheldon I. Ausman, Chairperson

Philip W. Colburn

Margaret S. Dano

Timothy C. McQuay

PROXY SOLICITATION AND COSTS

Superior will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional solicitation material that Superior may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, executive officers and employees of Superior. No additional compensation will be paid to these individuals for any such services. The Company will also post its proxy materials to its website under “Investor Relations”.

In addition, Superior has retained MacKenzie Partners, Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. Superior has agreed to pay that firm approximately $100,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. This proxy solicitation firm estimates that approximately 25 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile and email. The Company’s aggregate expenses, including those of MacKenzie Partners, Inc., related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding base annual service fees, salaries and wages of our directors, officers and regular employees, are expected to be approximately $400,000, of which approximately $135,000 has been spent to date. These solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and advisors to advise us in connection with a contested solicitation of proxies; increased costs related to investor relations, increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and the costs of retaining an independent inspector of election. Appendix A sets forth information relating to our directors, executive officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors of the Company or because they may be soliciting proxies on our behalf.

SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Once again this year, a number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials. A single set of our annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

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Upon written or oral request, Superior will promptly deliver a separate set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate set of the annual report and other proxy materials, you may write or call Superior’s Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406, telephone (818) 781-4973.

Shareholders who share the same address and currently receive multiple copies of our annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

FORM 10-K

SUPERIOR WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF SUPERIOR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2013, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: SUPERIOR INDUSTRIES INTERNATIONAL, INC., 7800 WOODLEY AVENUE, VAN NUYS, CALIFORNIA 91406, ATTN: SECRETARY, OR CALL (818) 781-4973. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.SUPIND.COM. THIS PROXY STATEMENT AND THE 2013 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ON WWW.PROXYVOTE.COM BY USING YOUR INDIVIDUAL 12 DIGIT NUMBER FOUND ON THE PROXY CARD SENT TO YOU.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paula Winner Barnett

Paula Winner Barnett
Secretary

46

Appendix A

INFORMATION CONCERNING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Executive Officers”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2014 annual meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Proposal 1 of this Proxy Statement, titled “Election of Directors.” The names of our directors and nominees are set forth below, and the business address for all our directors and nominees is c/o Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

Nominees:

Donald J. Stebbins

James S. McElya

Francisco S. Uranga

Paul J. Humphries

Continuing Directors:

Philip W. Colburn

Margaret S. Dano

Timothy C. McQuay

Retiring Director:

Sheldon I. Ausman

Executive Officers

The principal occupations of our executive officers who are considered Participants are set forth below. The principal occupation refers to his position with Superior, and the business address is c/o Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

Donald J. Stebbins – President and Chief Executive Officer

Kerry A. Shiba – Executive Vice President and Chief Financial Officer

Information Regarding Ownership of Company Securities by Participants

The number of shares of Superior common stock beneficially owned by our directors and named executive officers as of June 26, 2014 is set forth under the “Ownership of Securities” section of this Proxy Statement.

Information Regarding Transactions in Superior Securities by Participants

The following table sets forth information regarding purchases and sales of Superior securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Transaction Description

Donald J. Stebbins	May 5, 2014	132,455	Grant of restricted common stock
	May 7, 2014	12,500	Open market purchase of common stock

James S. McElya	February 19, 2014	1,250	Grant of restricted common stock
	May 16, 2014	3,750	Grant of restricted common stock

Francisco S. Uranga	June 12, 2013	2,000	Grant of restricted common stock
	February 19, 2014	1,250	Grant of restricted common stock
	May 16, 2014	3,750	Grant of restricted common stock

Phillip W. Colburn	June 12, 2013	2,000	Grant of restricted common stock
	February 19, 2014	1,250	Grant of restricted common stock
	May 16, 2014	3,750	Grant of restricted common stock

Margaret S. Dano	June 12, 2013	2,000	Grant of restricted common stock
	February 19, 2014	1,250	Grant of restricted common stock
	May 16, 2014	3,750	Grant of restricted common stock

Timothy C. McQuay	June 12, 2013	2,000	Grant of restricted common stock
	February 19, 2014	1,250	Grant of restricted common stock
	May 16, 2014	3,750	Grant of restricted common stock

Sheldon I. Ausman	June 12, 2013	2,000	Grant of restricted common stock
	February 19, 2014	1,250	Grant of restricted common stock
	May 16, 2014	3,750	Grant of restricted common stock
	May 20, 2014	5,000	Exercise of employee stock option (right to buy) at $17.56 and conversion into common stock
	May 20, 2014	5,000	Exercise of employee stock option (right to buy) at $18.55 and conversion into common stock
	May 20, 2014	5,000	Exercise of employee stock option (right to buy) at $15.17 and conversion into common stock
	May 20, 2014	5,000	Exercise of employee stock option (right to buy) at $16.32 and conversion into common stock
	May 20, 2014	20,000	Open market sale of common stock

Kerry A. Shiba	June 7, 2012	332	Open market sale of common stock
	May 23, 2013	334	Open market sale of common stock
	June 3, 2013	308	Open market sale of common stock
	August 30, 2013	6,500	Grant of restricted common stock
	November 6, 2013	403	Open market sale of common stock
	May 19, 2014	341	Open market sale of common stock

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or the proxy statement, none of the “participants” (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of us or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the proxy statement, no associates of a “participant” beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the proxy statement, neither we nor any of the “participants” has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

A-2

Except as disclosed in this Appendix A or the proxy statement, none of us, the “participants” or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000. Other than as set forth in this Appendix A or the proxy statement, none of us, any of the “participants” or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

A-3

PRELIMINARY PROXY CARD

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Annual Meeting of Shareholders

August 15, 2014 10:00 a.m. Pacific Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated July     , 2014, and appoints Donald J. Stebbins and Kerry A. Shiba, and each of them, as attorney-in-fact and proxy of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Superior Industries International, Inc. to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday August 15, 2014, at 10:00 a.m. Pacific Time, and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might and could do if personally present thereat, on the matters as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING, AND AT ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF, IN THE MANNER HEREIN SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

(Continued, and to be marked, dated and signed, on the other side)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 15, 2014

The Proxy Statement and our 2013 Annual Report to Shareholders are available on the internet at:

www.proxyvote.com

PRELIMINARY PROXY CARD

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

ATTN: KERRY A. SHIBA

7800 WOODLEY AVENUE

VAN NUYS, CA 91406-1788

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees		FOR	WITH- HOLD	FOR ALL
		ALL	ALL	EXCEPT
01 Donald J. Stebbins	03 Francisco S. Uranga	☐	☐	☐
02 James S. McElya	04 Paul J. Humphries

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2 and 3.

2. To approve, in a non-binding advisory vote, executive compensation.

☐FOR   ☐AGAINST   ☐ABSTAIN

3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2014.

☐FOR   ☐AGAINST   ☐ABSTAIN

Note: In their discretion, the proxies are authorized to act upon such other matters as may properly come before the Annual Meeting of Shareholders or any postponement(s) or adjournment(s) thereof.

For address change/comments, mark here ☐ and indicate change:

Date                                          , 2014

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature                                                                                                                                               Signature (Joint Owners)

PLEASE MAIL IN THE ENVELOPE PROVIDED.